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                                                                     Exhibit 2.1

                            ASSET EXCHANGE AGREEMENT

         THIS ASSET EXCHANGE AGREEMENT (this "Agreement"), is dated as of July 1, 1999, among LIBERTY GROUP OPERATING, INC., a Delaware corporation ("Liberty"), LIBERTY GROUP PENNSYLVANIA HOLDINGS, INC., a Delaware corporation and a wholly owned Subsidiary of Liberty ("Liberty Sub"), and NEWSPAPER HOLDINGS, INC., a Delaware corporation ("Holdings").


                              BACKGROUND STATEMENT

         The Liberty Sub is the owner and publisher of the newspapers and related publications set forth on Schedule I attached hereto and made a part hereof (the "Liberty Newspapers"). Holdings is the owner and publisher of the newspapers and related publications set forth on Schedule II attached hereto and made a part hereof (the "Holdings Newspapers"). Holdings desires to exchange all of the Holdings Acquired Assets (as hereinafter defined) for the Liberty Sub Acquired Assets (as hereinafter defined), and Liberty Sub desires to exchange all of the Liberty Sub Acquired Assets for the Holdings Acquired Assets, upon the terms and subject to the conditions set forth in this Agreement.

         The definitions of certain capitalized terms used herein are set forth in EXHIBIT A hereto.

         Accordingly, in consideration of the premises and of the respective covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                      PURCHASE AND SALE OF ACQUIRED ASSETS

         1.1 Exchange of Assets. Subject to the terms and conditions set forth herein, at the Closing, Holdings shall transfer, assign and convey to Liberty Sub (or one or more Affiliates of Liberty Sub as designated by Liberty) and Liberty Sub (or one or more Affiliates of Liberty Sub as designated by Liberty) shall acquire from Holdings all of Holdings' right, title and interest in and to the Holdings Acquired Assets, and in exchange thereof, Liberty Sub shall transfer, assign and convey to Holdings and Holdings shall acquire from Liberty Sub all of Liberty Sub's right, title and interest in and to the Liberty Sub Acquired Assets.

         1.2 Acquired Assets.

         (a) As used herein, "Liberty Sub Acquired Assets" shall mean all of the assets, properties, rights, interests and claims (other than Liberty Sub Excluded Assets), that are used or held for use primarily in connection with the Liberty Sub Business and the operation of the Liberty Newspapers. The Liberty Sub Acquired Assets referred to above include, without limitation, the following assets (other than Liberty Sub Excluded Assets):



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                (i) the Liberty Sub Equipment and Liberty Sub Motor Vehicles;

               (ii) all inventory of the Liberty Sub Business, including, without limitation, newsprint, packaging materials and supplies;

              (iii) the Liberty Sub Intangible Property, including, but not limited to, the tradenames and mastheads of the Liberty Newspapers and all derivations thereof;

               (iv) all contracts, leases, licenses and other agreements (whether written or oral) to which Liberty Sub is a party, and relating primarily to the Liberty Sub Business (the "Liberty Sub Contracts");

                (v) all licenses, permits or other governmental authorizations (the "Liberty Sub Permits") relating primarily to the Liberty Sub Business or the Liberty Sub Acquired Assets;

               (vi) the Liberty Sub Records;

              (vii) all prepaid expenses relating primarily to the Liberty Sub Business;

             (viii) all warranties and guarantees received from vendors, suppliers or manufacturers (the "Liberty Sub Warranties") relating primarily to the Liberty Sub Acquired Assets;

               (ix) all customer, sampling and marketing lists relating primarily to the Liberty Sub Business;

                (x) the Liberty Sub Real Property (other than the Ridgway Real Property);

               (xi) all accounts receivable of the Liberty Sub Business; and

              (xii) all promotional material used primarily in the Liberty Sub Business.

         (b) As used herein, "Holdings Acquired Assets" shall mean all of the assets, properties, rights, interests and claims (other than Holdings Excluded Assets), that are used or held for use primarily in connection with the Holdings Business and the operation of the Holdings Newspapers. The Holdings Acquired Assets referred to above include, without limitation, the following assets (other than Holdings Excluded Assets):

                (i) the Holdings Equipment and Holdings Motor Vehicles;

               (ii) all inventory of the Holdings Business, including, without limitation, newsprint, packaging materials and supplies;



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              (iii) the Holdings Intangible Property, including, but not limited to, the tradenames and mastheads of the Holdings Newspapers and all derivations thereof;

               (iv) all contracts, leases, licenses and other agreements (whether written or oral) relating to the Holdings Business to which Holdings is a party, and relating primarily to the Holdings Business (the "Holdings Contracts");

                (v) all licenses, permits or other governmental authorizations (the "Holdings Permits") relating primarily to the Holdings Business;

               (vi) the Holdings Records;

              (vii) all prepaid expenses relating primarily to the Holdings Business;

             (viii) all warranties and guarantees received from vendors, suppliers or manufacturers (the "Holdings Warranties") relating primarily to the Holdings Acquired Assets;

               (ix) all customer, sampling and marketing lists relating primarily to the Holdings Business;

                (x) the Holdings Real Property;

               (xi) all accounts receivable of the Holdings Business; and

              (xii) all promotional material used primarily in the Holdings Business.

         1.3 Excluded Assets.

         (a) The following assets ("Liberty Sub Excluded Assets") are not included in the Liberty Sub Acquired Assets, and Liberty Sub shall not transfer, assign or convey to Holdings and Holdings shall not acquire from Liberty Sub the following assets:

                (i) corporate minute books, seals, stock records and other corporate documentation of Liberty Sub;

               (ii) all tax returns, reports, forms and other tax records pertaining to Liberty Sub or Liberty Sub's operations prior to the date of Closing (collectively, "Liberty Sub Tax Records");

              (iii) any intercompany debt owing to Liberty Sub including all interest thereon and all other intercompany agreements;




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               (iv) the name "Liberty" or any trade names, trademarks,
         identifying logos or service marks employing the words "Liberty Group Publishing" or any part or variation thereof or any confusingly similar trade name, trademark or logo (collectively, the "Liberty Group Trademarks and Logos");

                (v) any rights or claims of Liberty Sub or any of its Affiliates related to or contingent on the satisfaction of Liberty Sub Retained Liabilities or Liberty Sub Excluded Assets;

               (vi) all insurance policies and binders owned or held by Liberty Sub or any of its Affiliates and claims with respect thereto;

              (vii) all rights and claims which Liberty Sub or any of its Affiliates may have for refund or credit with respect to Income Taxes (including estimated Income Taxes);

             (viii) any claim, right or obligation owing to Liberty Sub from any of its Affiliates, including, without limitation, on account of any inter- or intra-company indebtedness;

               (ix) any corporate allocations to health and welfare, and property and casualty insurance, including, without limitation, prepaid insurance expenses, pension expenses and workers' compensation expenses;

                (x) any assets of a Liberty or Liberty Sub Benefit Plan, except as expressly provided in Section 10.1;

               (xi) the items referred to in the proviso to the definition of Liberty Sub Records;

              (xii) all rights of Liberty or Liberty Sub under (i) this Agreement, (ii) the Letter of Intent dated as of March 5, 1999 (the "LOI"), between Liberty and Holdings, (iii) all documents and analyses prepared by Liberty Sub or any of its Affiliates for internal evaluation purposes in connection with the sale of the Liberty Newspapers and the Liberty Sub Business, and (iv) any Ancillary Instrument;

             (xiii) the items referred to in Section 1.3 of the Liberty Sub Disclosure Letter (including, but not limited to, the Ridgway Real Property); and

              (xiv) cash on hand and in bank accounts and other investment accounts and cash equivalents, including, but not limited to, investments securities as of Closing.

         (b) The following assets ("Holdings Excluded Assets") are not included in the Holdings Acquired Assets and Holdings shall not transfer assign or convey to Liberty Sub and Liberty Sub shall not acquire from Holdings the following assets:



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                (i) corporate minute books, seals, stock records and other corporate documentation of Holdings;

               (ii) all tax returns, reports, forms and other tax records pertaining to Holdings or Holdings' operations prior to the date of Closing (collectively, "Holdings Tax Records");

              (iii) any intercompany debt owing to Holdings including all interest thereon and all other intercompany agreements;

               (iv) the name "Newspaper Holdings" or "Community Newspaper Holdings" or any trade names, trademarks, identifying logos or service marks employing the words "Community Newspaper Holdings" or "Newspaper Holdings" or any part or variation thereof or any confusingly similar trade name, trademark or logo (collectively, the "Holdings Trademarks and Logos");

                (v) any rights or claims of Holdings or any of its Affiliates related to or contingent on the satisfaction of Holdings Retained Liabilities or Holdings Excluded Assets;

               (vi) all insurance policies and binders owned or held by Holdings or any of its Affiliates and claims with respect thereto;

              (vii) all rights and claims which Holdings or any of its Affiliates may have for refund or credit with respect to Income Taxes (including estimated Income Taxes);

             (viii) any claim, right or obligation owing to Holdings from any of its Affiliates, including, without limitation, on account of any inter- or intra-company indebtedness;

               (ix) any corporate allocations to health and welfare, and property and casualty insurance, including, without limitation, prepaid insurance expenses, pension expenses and workers' compensation expenses;

                (x) any assets of a Holdings Benefit Plan, except as expressly provided in Section 10.2;

               (xi) the items referred to in the proviso to the definition of Holdings Records;

              (xii) all rights of Holdings under (i) this Agreement, (ii) the LOI, (iii) all documents and analyses prepared by Holdings or any of its Affiliates for internal evaluation purposes in connection with the sale of the Holdings Newspapers and the Holdings Business, and (iv) any Ancillary Instrument;

             (xiii) any contract, agreement or other arrangement with the Retirement System of Alabama or any of its Affiliates;



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              (xiv) cash on hand and in bank accounts and other investment accounts and cash equivalents, including, but not limited to, investment securities as of Closing; and

               (xv) the contracts, leases, licenses and other agreements (whether written or oral) listed in Section 1.3 of the Holdings Disclosure letter, including, but not limited to, that certain Transitional Services Agreement dated as of February 1, 1999 by and between American Publishing Management Services, Inc. and Holdings and any other contract, agreement or understanding (whether written or oral with Hollinger International Inc. or its current or former affiliates or publications (including, but not limited to, the Northwest Arkansas Times) regarding printing or other services or which provide for a payment or other penalty upon the termination or assignment thereof (collectively, the "Holdings Excluded Contracts").

         1.4 Assumed Liabilities.

         (a) Subject to the terms and conditions set forth herein, at the Closing, Holdings shall assume and be liable and otherwise responsible for the following liabilities and obligations of Liberty Sub:

                (i) the liabilities and obligations of Liberty Sub under the Liberty Sub Contracts to the extent arising from and after the Closing (other than liabilities and obligations relating to pre-closing breaches);

               (ii) all current liabilities of Liberty Sub as of the Closing Date to the extent such liabilities are reflected on the Liberty Sub Balance Sheet (as defined in Section 3.6(a)) or incurred after April 30, 1999 and which in each case are included in the computation of Liberty Sub Net Working Capital; and

              (iii) the liabilities and obligations of Liberty Sub relating to the Liberty Sub Transferred Employees expressly assumed by Holdings pursuant to Article 10 (all of the foregoing are referred to herein collectively as the "Liberty Sub Assumed Liabilities");

provided, however, that Liberty Sub Assumed Liabilities shall not include, among others, (u) except to the extent included in the Liberty Sub Net Working Capital pursuant to clause (ii) above, any liability or obligation under any Liberty Sub Contract required by the terms thereof to be discharged prior to the Closing Date, (v) any liability or obligation incurred in violation of the provisions of this Agreement, (w) any liability or obligation arising out of a breach or default by Liberty Sub or Liberty prior to the Closing (including an event that with the passage of time or the giving of notice, or both, would become such a breach or default) under any Liberty Sub Contract, (x) any liability for Taxes of Liberty Sub except as expressly provided herein, (y) any liability for post-retirement welfare, medical or life insurance benefits, (z) any Indebtedness of Liberty or of Liberty Sub and any obligation or liability relating thereto, (uu) except as provided in Section 10.3, any liability or obligation relating to costs and expenses incurred by Liberty or Liberty Sub in connection with the

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sale of the Liberty Sub Acquired Assets or the Liberty Sub Business, (vv) any
liability or obligation of Liberty or Liberty Sub under this Agreement, (ww) any liability or obligation of Liberty or Liberty Sub owing to any of its Affiliates, including, but not limited to, management fees, (xx) any liability or obligation of any current or former Affiliates of Liberty or Liberty Sub for which Liberty or Liberty Sub is liable as a member of a consolidated group, controlled group or affiliated group or otherwise, or (yy) except as provided for in Article 10, any liability or obligation of Liberty or Liberty Sub relating to the termination by Liberty or Liberty Sub at or prior to the Closing of any of its employees.

         (b) Subject to the terms and conditions set forth herein, at the Closing, Liberty Sub shall assume and be liable and otherwise responsible for the following liabilities and obligations of the Holdings:

                (i) the liabilities and obligations of the Holdings Newspapers, under the Holdings Contracts to the extent arising from and after the Closing (other than liabilities and obligations relating to pre-closing breaches);

               (ii) all current liabilities of the Holdings Newspapers as of the Closing Date to the extent such liabilities are reflected on the Holdings Balance Sheets (as defined in Section 4.6(a)) or incurred after April 30, 1999 and which in each case are included in the computation of Holdings Net Working Capital; and

              (iii) the liabilities and obligations of Holdings relating to the Holdings Transferred Employees expressly assumed by Liberty Sub pursuant to Article 10 (all of the foregoing are referred to herein collectively as the "Holdings Assumed Liabilities");

provided however, that Holdings Assumed Liabilities shall not include, among others, (u) except to the extent included in the Holdings Net Working Capital pursuant to clause (ii) above, any liability or obligation under any Holdings Contract required by the terms thereof to be discharged prior to the Closing Date, (v) any liability or obligation incurred in violation of the provisions of this Agreement, (w) any liability or obligation arising out of a breach or default by Holdings prior to the Closing (including an event that with the passage of time or the giving of notice, or both, would become such a breach or default) under any Holdings Contract, (x) any liability for Taxes of Holdings, except as expressly provided herein, (y) any liability for post-retirement welfare, medical or life insurance benefits, (z) any Indebtedness of Holdings and any obligation or liability relating thereto including, but not limited to, any debt, obligation, indebtedness or other liability to Retirement System of Alabama or any of its Affiliates, (uu) except as provided in Section 10.3, any liability or obligation relating to costs and expenses incurred by Holdings in connection with the sale of the Holdings Acquired Assets or the Holdings Business, (vv) any liability or obligation of Holdings under this Agreement,
(ww) any liability or obligation of Holdings owing to any of its Affiliates, including, but not limited to, management fees, (xx) any liability or obligation of any current or former Affiliates of Holdings for which Holdings is liable as a member of a consolidated


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group, controlled group or affiliated group or otherwise, (yy) except as provided for in Article 10, any liability or obligation of Holdings relating to the termination by Holdings at or prior to the Closing of any of its employees or (zz) the Holdings Excluded Contracts.

         1.5 Retained Liabilities.

         (a) Liberty Sub shall retain as of the Closing (and Holdings shall not assume or be responsible for) all liabilities and obligations of Liberty Sub, whether arising before or after the Closing, disclosed or undisclosed, known or unknown, absolute, contingent or otherwise and whether due or to become due, except for the Liberty Sub Assumed Liabilities (the "Liberty Sub Retained Liabilities").

         (b) Holdings shall retain as of the Closing (and neither Liberty nor Liberty Sub shall assume or be responsible for) all liabilities and obligations of Holdings, whether arising before or after the Closing, disclosed or undisclosed, known or unknown, absolute, contingent or otherwise and whether due or to become due (including, but not limited to, the Holdings Excluded Contracts), except for the Holdings Assumed Liabilities (the "Holdings Retained Liabilities").


                                    ARTICLE 2

                             PURCHASE PRICE; CLOSING

         2.1 Assumption of Liabilities. Subject to the terms and conditions set forth herein, at the Closing (a) Liberty Sub shall assign to Holdings, and Holdings shall assume, the Liberty Sub Assumed Liabilities pursuant to an instrument in the form of Exhibit B attached hereto (the "Holdings Assumption Agreement"), and (b) Holdings shall assign to Liberty Sub (or one or more Affiliates of Liberty Sub designated by Liberty), and Liberty Sub (or one or more Affiliates of Liberty Sub designated by Liberty) shall assume, the Holdings Assumed Liabilities pursuant to an instrument or instruments in the form of Exhibits C-1 through C-5 attached hereto (the "Liberty Sub Assumption Agreement").

         2.2 Closing. Unless the parties hereto shall agree in writing upon a different location, time or date, the closing of the exchange of the Holdings Acquired Assets and the Liberty Sub Acquired Assets (the "Closing") shall take place at the offices of Holdings' counsel, 6100 Fairview Towers, Suite 650, Charlotte, North Carolina 28210 at 10:00 A.M. on July 1, 1999. The term "Closing Date" means the date and time at which the Closing occurs.

         2.3 Deliveries at the Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing:

         (a) Liberty Sub shall deliver to Holdings:



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                (i) a bill of sale and assignment for the Liberty Sub Acquired
         Assets in the form of Exhibit D attached hereto, duly executed by Liberty Sub, together with one or more deeds (which shall be equivalent to a Special Warranty Deed) executed and acknowledged by Liberty, Liberty Sub or their Affiliates, as the case may be, conveying to Holdings all of such transferor's right, title and interest in and to the Liberty Sub Real Property owned by Liberty, Liberty Sub or such Affiliates;

               (ii) the Liberty Sub Assumption Agreement;

              (iii) the Holdings Assumption Agreement;

               (iv) an instrument of assignment in the form of Exhibit E attached hereto, duly executed by Liberty Sub, of all registered Liberty Sub Intangible Property;

                (v) title to the Liberty Sub Motor Vehicles;

               (vi) a Lease Agreement in the form of Exhibit F attached hereto, duly executed by Liberty Sub, with respect to the Ridgway Real Property (the "Ridgway Lease"); and

              (vii) all certificates and other instruments and documents which are expressly required or reasonably requested by Holdings pursuant to this Agreement to be delivered by Liberty Sub to Holdings at the Closing in form and substance reasonably satisfactory to Holdings; and

         (b) Holdings shall deliver to Liberty Sub:

                (i) one or more bills of sale and assignment for the Holdings Acquired Assets in the form of Exhibits G-1 through G-5 attached hereto, duly executed by Holdings, together with one or more deeds (which shall be equivalent to a Special Warranty Deed) duly executed and acknowledged by Holdings or its Affiliates, as the case may be,conveying to Liberty Sub (or one or more Affiliates of Liberty Sub designated by Liberty) all of such transferor's right, title and interest in and to the Holdings Real Property owned by Holdings or its Affiliates;

               (ii) the Holdings Assumption Agreement;

              (iii) the Liberty Sub Assumption Agreement;

               (iv) one or more instruments of assignment in the form of Exhibits H-1 through H-5 attached hereto, duly executed by Holdings, of all registered Holdings Intangible Property; and

                (v) title to the Holdings Motor Vehicles;


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               (vi) the Ridgway Lease, duly executed by Holdings; and

              (vii) all certificates and other instruments and documents which are expressly required or reasonably requested by Liberty Sub pursuant to this Agreement to be delivered by Holdings to Liberty Sub at the Closing in form and substance reasonably satisfactory to Liberty Sub.

         2.4 Consent of Third Parties. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any of the Liberty Sub Contracts, Liberty Sub Permits, Liberty Sub Warranties, Holdings Contracts, Holdings Permits or Holdings Warranties or any claim, right or benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third Person thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Holdings or Liberty Sub, as the case may be, thereunder. Liberty Sub or Holdings, as applicable, will use reasonable best efforts to obtain the consent of the other parties to any such Liberty Sub Contract, Liberty Sub Permit, Liberty Sub Warranty, Holdings Contract, Holdings Permit or Holdings Warranty, as the case may be, for the assignment thereof to Holdings or Liberty Sub, as applicable. If such consent is not obtained prior to the Closing, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Holdings or Liberty Sub, as the case may be, thereunder so that Holdings or Liberty Sub, as applicable, would not in fact receive all such rights, Liberty Sub and Holdings will cooperate to achieve a mutually agreeable arrangement under which (i) Holdings would obtain the benefits and assume the obligations thereunder (but only to the extent such obligations would have constituted Liberty Sub Assumed Liabilities if such assignment occurred on the Closing Date) from and after the Closing Date in accordance with this Agreement, including subcontracting, sublicensing or subleasing to Holdings, or under which Liberty Sub would enforce for the benefit of Holdings, with Holdings assuming Liberty Sub's obligations to the same extent as if it would have constituted a Liberty Sub Assumed Liability, and any and all rights of Liberty Sub against a third Person thereto; and (ii) Liberty Sub would obtain the benefits and assume the obligations thereunder (but only to the extent such obligations would have constituted Holdings Assumed Liabilities if such assignment occurred on the Closing Date) from and after the Closing Date in accordance with this Agreement, including subcontracting, sublicensing or subleasing to Liberty Sub or under which Holdings would enforce for the benefit of Liberty Sub with Liberty Sub assuming Holdings' obligations to the same extent as if it would have constituted a Holdings Assumed Liability, and any and all rights of Holdings against a third Person thereto. Liberty Sub or Holdings as applicable, will pay promptly to the other applicable party when received all monies received by Liberty Sub or Holdings, as applicable, after the Closing Date under any of the Liberty Sub Contracts, Liberty Sub Permits, Liberty Sub Warranties, Holdings Contracts, Holdings Permits or Holdings Warranities, as the case may be, or any claim, right or benefit arising thereunder to the extent that Holdings or Liberty Sub, as applicable, would be entitled thereto pursuant hereto.



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         2.5 Adjustments to Working Capital.

         (a) In accordance with this Section 2.5, Liberty Sub shall pay to Holdings the amount, if any, by which the Holdings Net Working Capital exceeds the Liberty Sub Net Working Capital or Holdings shall pay to Liberty Sub the amount, if any, by which the Liberty Sub Net Working Capital exceeds the Holdings Net Working Capital. The payments to be made pursuant to this Section
2.5 shall be made by wire transfer of immediately available funds to an account designated by the party to receive such payment no later than two business days prior to the date of any such payment.

         (b) At least five days prior to the Closing, (i) Liberty Sub shall deliver to Holdings its good faith written determination of the Liberty Sub Net Working Capital, which determination shall be made based upon the most recent balance sheets of the Liberty Newspapers available prior to the Closing (with any adjustment thereto agreed to by Liberty Sub prior to the Closing, the "Liberty Sub Estimated Net Working Capital"), and (ii) Holdings shall deliver to Liberty Sub its good faith written determination of the Holdings Net Working Capital, which determination shall be made based upon the most recent balance sheets of the Holdings Newspapers available prior to the Closing (with any adjustments thereto agreed to by Holdings prior to the Closing, the "Holdings Estimated Net Working Capital"); provided, however, if Holdings and Liberty Sub do not agree upon the Holdings Estimated Net Working Capital and the Liberty Sub Estimated Net Working Capital prior to the Closing Date, the Closing shall not be delayed and the Holdings Estimated Net Working Capital and the Liberty Sub Estimated Net Working Capital shall each be deemed to equal zero unless Holdings and Liberty Sub shall otherwise agree. Liberty Sub shall make available to Holdings and Holdings shall make available to Liberty Sub, in each case during normal business hours and on reasonable notice, all workpapers and other books and records utilized in preparing the Liberty Sub Estimated Net Working Capital or Holdings Estimated Net Working Capital , as the case may be, and will make available to each other, in each case during normal business hours and on reasonable notice, the appropriate personnel involved in the preparation of such determinations. At the Closing, Liberty Sub shall pay to Holdings the amount, if any, by which the Holdings Estimated Net Working Capital exceeds the Liberty Sub Estimated Net Working Capital or Holdings shall pay to Liberty Sub the amount, if any, by which the Liberty Sub Estimated Net Working Capital exceeds the Holdings Estimated Net Working Capital.

         (c) On or prior to the ninetieth (90th) day following the Closing Date,
(i) Holdings shall notify Liberty Sub in writing (the "Holdings Determination Notice") of its determination of the final Liberty Sub Net Working Capital, and
(ii) Liberty Sub shall notify Holdings in writing (the "Liberty Sub Determination Notice") of its determination of the final Holdings Net Working Capital, each of which determinations shall set forth in reasonable detail the basis for such determinations. Each of Holdings and Liberty Sub will provide the other party or parties and their respective representatives with access during normal business hours to its personnel, books and records to assist the other party in the preparation of its, and review of the other party's, determination of the final Liberty Sub Net Working Capital or Holdings Net Working Capital, as the case may be. If Liberty


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Sub or Holdings utilizes the services of its respective firm of independent certified public accountants in connection with the Liberty Sub Determination Notice or the Holdings Determination Notice, as the case may be, then Liberty Sub or Holdings, as applicable, shall each cause such firm of independent certified public accountants to (y) deliver to Holdings or Liberty Sub, as the case may be, all workpapers and other books and records utilized by such firm of independent certified public accountants in preparing, or assisting Liberty Sub or Holdings, as the case may be, to prepare the Liberty Sub Determination Notice or Holdings Determination Notice, as the case may be, and (z) make available to Holdings or Liberty Sub, as the case may be, in each case during normal business hours and on reasonable notice, the appropriate personnel involved in the preparation of such determinations. Liberty Sub shall notify Holdings in writing (the "Liberty Sub Dispute Notice") and Holdings shall notify Liberty Sub in writing (the "Holdings Dispute Notice") within thirty (30) days after receiving the Holdings Determination Notice or the Liberty Sub Determination Notice, as the case may be, if Liberty Sub or Holdings disagrees with the other party's calculation of Liberty Sub Net Working Capital or Holdings Net Working Capital, as the case may be, which notice shall set forth in reasonable detail the basis for such dispute and the dollar amounts involved and such objecting party's good faith estimate of the final Liberty Sub Net Working Capital or Holdings Net Working Capital, as the case may be. If no Liberty Sub Dispute Notice or Holdings Dispute Notice is received or given, by Holdings or Liberty Sub, as the case may be, within such thirty (30) day period, then Holdings' or Liberty Sub's determination of the final Liberty Sub Net Working Capital or Holdings Net Working Capital, as the case may be, set forth in the applicable Determination Notice shall be final and binding upon the parties.

         (d) Upon receipt of a Liberty Sub Dispute Notice or a Holdings Dispute Notice, Holdings and Liberty Sub shall negotiate in good faith to resolve any disagreement with respect to the final Liberty Sub Net Working Capital and/or Holdings Net Working Capital, as the case may be. To the extent Holdings and Liberty Sub are unable to agree with respect to the final Liberty Sub Net Working Capital and/or Holdings Net Working Capital within thirty (30) days after either party notifies the other of a disagreement with respect thereto, Holdings and Liberty Sub shall select a mutually acceptable national accounting firm with no material relationship to Holdings or Liberty Sub or their Affiliates, and submit their dispute to such accounting firm for a binding resolution. The cost of such accounting firm shall be paid one half by Liberty Sub and one half by Holdings.

         (e) Upon the final determination of both the Liberty Sub Net Working Capital and Holdings Net Working Capital in accordance herewith, Liberty Sub or Holdings, as the case may be, will make the appropriate payment to the other Person within two (2) business days of such final determination.

         (f) In making the adjustments pursuant to this Section 2.5, all prepaid expenses, to the extent included in the Holdings Acquired Assets or the Liberty Sub Acquired Assets, and accrued expenses, including real property, personal property and payroll Taxes, to the extent included in the Holdings Assumed Liabilities, or the Liberty Sub Assumed Liabilities, of the Holdings Newspapers or the Liberty Newspapers which are properly included in the determination of Holdings Net


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Working Capital or Liberty Sub Net Working Capital shall, except as otherwise expressly provided herein, be adjusted and allocated among Holdings and Liberty Sub to reflect the principle that all expenses arising from the operation of the Holdings Newspapers before the opening of business on the Closing Date and the Liberty Newspapers from and after the opening of business on the Closing Date shall be for the account of Holdings, and all expenses arising from the operation of the Liberty Newspapers before the opening of business on the Closing Date and the Holdings Newspapers from and after the opening of business on the Closing Date shall be for the account of Liberty Sub.

         (g) For purposes of determination of Net Working Capital for both Holdings and Liberty Sub, (i) only those accounts receivable actually collected on or prior to the 90th day following the Closing shall be included and any accounts receivable not so collected will be assigned to the original transferring party on the 91st day following the Closing and (ii) notwithstanding anything herein to the contrary, for purposes of application of the foregoing, all payments made by an account debtor with respect to accounts receivable outstanding as of the Closing shall be applied in payment of the oldest outstanding account receivable with respect to said account debtor as of the Closing.

         2.6 Allocation of Purchase Price.

         Liberty Sub and Holdings shall allocate the consideration paid for the Liberty Sub Acquired Assets and the Holdings Acquired Assets in a manner agreed upon by the parties. Neither party shall take any position inconsistent with such manner and valuations, and the parties shall file all Tax returns and reports (including IRS Forms 8824 and 8594, if required) with respect to the transaction contemplated hereby, including, but not limited to, all Federal, state and local tax returns, on a basis consistent with the manner and valuations set forth on Schedule 2.6 attached hereto, and each party shall promptly give to the other written notice of any disallowance of or challenge to such reporting by any taxing governmental authority.


                                    ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF LIBERTY AND LIBERTY SUB

         Liberty and Liberty Sub jointly and severally represent and warrant to Holdings as follows:

         3.1 Organization and Good Standing. Liberty is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware. Liberty Sub is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware. Liberty Sub has the corporate power to carry on the Liberty Sub Business, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing that would not, in the aggregate, have a Liberty Sub Material Adverse Effect. Except as set forth in Section 3.1 of the Liberty Sub Disclosure Letter, Liberty Sub does not own, directly or indirectly, any ownership, equity, profits or voting interest in any corporation, partnership, joint venture, association, trust or other unincorporated organization or entity and Liberty Sub does not have any agreement or commitment to purchase any such interest.

         3.2 Authority. Each of Liberty and Liberty Sub has the corporate power and corporate authority to execute and deliver this Agreement and the other Ancillary Instruments to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions provided for hereby and thereby, and all corporate action of Liberty and Liberty Sub necessary for the making and performance of this Agreement by Liberty and Liberty Sub has been duly taken. The execution, delivery and performance by each of Liberty and Liberty Sub of this Agreement and the other Ancillary Instruments to which it is a party do not and will not (i)(A) contravene any provisions of the certificate of incorporation or by-laws of Liberty or Liberty Sub, (B) except as set forth in Section 3.2 of the Liberty Disclosure Letter, with or without the giving of notice or the passage of time or both, result in any breach by Liberty or Liberty Sub of, or default or permitted or required acceleration of performance by Liberty or Liberty Sub under, or the creation of any Lien upon the Liberty Sub Acquired Assets which would remain on the Liberty Sub Acquired Assets after the Closing, or the creation in favor of any third party of any right of termination of, any contract, lease, license or other agreement to which Liberty or Liberty Sub is a party or by which Liberty, Liberty Sub or the Liberty Sub Acquired Assets are bound, or (C) assuming that the Governmental Actions/Filings referred to in Section 3.2 of the Liberty Disclosure Letter are obtained or made, result in any violation by Liberty or Liberty Sub of any law, rule or regulation applicable to either of them, (ii) result in any violation by Liberty or Liberty Sub of any judgment, injunction or decree of, or any license or permit issued by, any court or governmental authority applicable to either of them, or (iii) assuming that the notices referred to in Section 3.2 of the Liberty Disclosure Letter are made, require any Governmental Action/Filing to be made or obtained by Liberty or Liberty Sub except (A) any federal, state or local Tax filings and (B) any PBGC "Notice of Reportable Event" required under
Section 4043(c) of ERISA. This Agreement and each of the Ancillary Instruments to which Liberty or Liberty Sub is a party has been duly executed and delivered by Liberty or Liberty Sub, as the case may be. This Agreement and each of the Ancillary Instruments to which Liberty or Liberty Sub is a party constitutes the valid and binding obligation of Liberty or Liberty Sub, as the case may be, enforceable against Liberty or Liberty Sub, as the case may be, in accordance with its terms except that such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

         3.3 Acquired Assets. Except (i) as set forth in Part A Section 3.3 of the Liberty Sub Disclosure Letter, (ii) for the Liberty Sub Excluded Assets and
(iii) for such assets that are consumed or disposed of in the ordinary course of the Liberty Sub Business and consistent with prior practice after the date of this Agreement, the Liberty Sub Acquired Assets include all of the assets, properties and rights of every type and description, real, personal and mixed, tangible and intangible, that are owned, leased or licensed by Liberty Sub and used primarily in the conduct of the Liberty Sub Business in the manner in which the Liberty Sub Business is now conducted.

         Except as set forth in Part B of Section 3.3 of the Liberty Sub Disclosure Letter, Liberty Sub does not use any assets in the conduct of the Liberty Sub Business which in the aggregate are material to the Liberty Sub Business and which it does not own or lease. Except as set forth in Part C of
Section 3.3 of the Liberty Sub Disclosure Letter, the tangible Liberty Sub Acquired Assets are in good operating condition, reasonable wear and tear excepted, except for such failures to be in such good operating condition as individually or in the aggregate have not had and are not reasonably likely to have a Liberty Sub Material Adverse Effect. The Liberty Sub Acquired Assets constitute all of the assets necessary to conduct the Liberty Sub Business as currently conducted.

         3.4 Title to Acquired Assets; Liens. Liberty Sub owns good title to or has valid leasehold interests in all of the Liberty Sub Acquired Assets and at the Closing good title to or valid leasehold interests in such Liberty Sub Acquired Assets shall be transferred to Holdings free and clear of any and all Liens except for Liberty Sub Permitted Liens.

         3.5 Contracts and Agreements; Defaults.

         (a) Part A of Section 3.5 of the Liberty Disclosure Letter contains a list of (i) all outstanding mortgages, indentures, notes, guarantees, installment obligations or other contracts or instruments evidencing or providing any Indebtedness to which Liberty or Liberty Sub is a party and which relate primarily to the Liberty Sub Business or by which Liberty or Liberty Sub or any of its assets are bound and which relate primarily to the Liberty Sub Business, (ii) all outstanding contracts containing non-competition covenants of Liberty or Liberty Sub and which relate primarily to the Liberty Sub Business,
(iii) all outstanding leases to which Liberty or Liberty Sub is a party and which relate primarily to the Liberty Sub Business or by which Liberty or Liberty Sub is bound and which relate primarily to the Liberty Sub Business,
(iv) all outstanding contracts of Liberty or Liberty Sub to sell assets, other than in the ordinary course of business, and which relate to the Liberty Sub Business, (v) all collective bargaining agreements of Liberty or Liberty Sub with any labor union or other employee representative or a group of employees and which relate to the Liberty Sub Business, (vi) any joint venture or partnership agreements to which Liberty or Liberty Sub is a party relating to the Liberty Sub Business, and (vii) all other outstanding contracts to which Liberty or Liberty Sub is a party and which relate to the Liberty Sub Business or by which Liberty or Liberty Sub or any of its assets are bound and which relate to the Liberty Sub Business, which require or are likely to require the payment by Liberty or Liberty Sub of an amount, or require Liberty or Liberty Sub to provide goods or services having a fair market value or aggregate sales price, of more than $10,000 per annum, except (1) contracts entered into in the ordinary course of business of Liberty or Liberty Sub that can be terminated by Liberty or Liberty Sub on 30 or fewer days' notice without penalty, (2) contracts for advertising with Liberty or Liberty Sub entered in the ordinary course of business, and (3) Liberty Sub Excluded Assets. Liberty or Liberty Sub has delivered to Holdings a correct and complete copy of each written agreement listed on Part A of Section
3.5 of the Liberty Disclosure Letter (the "Liberty Material Contracts").

         (b) Except as set forth in Part B of Section 3.5 of the Liberty Disclosure Letter, (i) neither Liberty, Liberty Sub, nor, to the Knowledge of Liberty Sub, any other party to any contract, lease, license or other agreement to which Liberty or Liberty Sub is a party or by which Liberty or Liberty Sub or any of the Liberty Sub Acquired Assets are bound (other than contracts, licenses, leases or other agreements that constitute Liberty Sub Excluded Assets) is in material breach of or default under any such contract, lease, license or other agreement and (ii) no event has occurred which (after notice or lapse of time or both) would become a material breach or default by Liberty or Liberty Sub under any such contract, lease, license or other agreement.

         3.6 Financial Statements.

         (a) Attached as Part A of Section 3.6 of the Liberty Sub Disclosure Letter are true and complete copies of (i) the unaudited balance sheets of the Liberty Newspapers as at December 31, 1998 and (ii) the unaudited balance sheets of the Liberty Newspapers as at April 30, 1999 (the April 30, 1999 balance sheets are referred to as the "Liberty Sub Balance Sheet"), and the related unaudited statements of income for the twelve month and four month periods then ended (collectively, the "Liberty Sub Financial Statements"). Except as disclosed in Part A of Section 3.6 of the Liberty Sub Disclosure Letter, the Liberty Sub Financial Statements fairly present in all material respects the financial position of the Liberty Newspapers as at, December 31, 1998 and April 30, 1999 and their results of operations for the twelve months ended December 31, 1998, and the four months ended April 30, 1999 in accordance with GAAP.

         (b) Except for Liberty Sub Excluded Assets and except for cash distributed to Liberty and its Affiliates, the Liberty Sub Balance Sheet reflects all of the Liberty Sub Acquired Assets that will be acquired by Holdings at the Closing other than such assets as are disposed of or consumed in the ordinary course of the Liberty Sub Business and consistent with past practice since April 30, 1999 or such additional assets as are acquired by the Liberty Newspapers in the ordinary course of business.

         (c) Except as set forth in Part B of Section 3.6 of the Liberty Disclosure Letter or as reflected, reserved against or otherwise disclosed in the Liberty Sub Balance Sheet and liabilities and obligations incurred in the ordinary course of business since April 30, 1999, Liberty Sub does not have any material liabilities or obligations related to the Liberty Sub Business that would have been required to be reflected or otherwise disclosed by Liberty or Liberty Sub in the Liberty Sub Balance Sheet in accordance with GAAP.

         3.7 Business Since April 30, 1999. Except as disclosed in Section 3.7 of the Liberty Sub Disclosure Letter and except as required or otherwise contemplated by this Agreement, since April 30, 1999 (i) the Liberty Sub Business has been conducted in all material respects in the ordinary course, consistent with past practices, (ii) neither the Liberty Sub Business nor its condition nor assets has materially adversely changed and (iii) no event or events has or have occurred that individually or in the aggregate has or have had or is or are reasonably likely to have a Liberty Sub Material Adverse Effect. For purposes of this Section 3.7, no change shall be considered to be "materially adverse" if such change is primarily the result of (A) changes in general economic, regulatory or political conditions or (B) this Agreement or the transactions contemplated hereby or the announcement thereof. Since April 30, 1999, except as described in Part B of Section 3.7 of the Liberty Sub Disclosure Letter, there has not been:

         (a) any material damage, destruction, or loss to the assets of Liberty or Liberty Sub outside the ordinary course of business;

         (b) any making or authorization of any capital expenditure relating to the Liberty Sub Business by Liberty or Liberty Sub in excess of $10,000 individually or the making or authorization of capital expenditures relating to the Liberty Sub Business by Liberty or Liberty Sub of more than $25,000 in the aggregate;

         (c) any sale, transfer, or other disposition of assets or properties, real, personal, tangible or intangible, or mixed, relating to the Liberty Sub Business by Liberty or Liberty Sub, other than in the ordinary course of business;

         (d) other than pursuant to existing collective bargaining agreements or pursuant to regular salary reviews in the ordinary course of business consistent with past practices, any increase in the compensation payable or to become payable to any employees or agents of Liberty or Liberty Sub that are involved in the Liberty Sub Business, or any bonus arrangement made with any thereof; or

         (e) no material increase in the operating costs of any of the Liberty Newspapers, whether arising from or in connection with the sale of real property or otherwise, has occurred.

         3.8 Compliance with Law; Litigation; Injunctions. Liberty Sub is not in violation in any material respect of any law, rule, permit, regulation, order, judgment or decree applicable to it, except as set forth in Part A of Section
3.8 of the Liberty Sub Disclosure Letter. Except for the matters set forth in Part B of Section 3.8 of the Liberty Sub Disclosure Letter, (i) there is no action, suit or other proceeding pending or, to Liberty Sub's Knowledge threatened, at law or in equity, before any federal, state or municipal court, administrative agency or arbitrator against Liberty Sub and relating to the Liberty Newspapers, and (ii) Liberty Sub is not a party to, or subject to or bound by, any order, injunction or decree of any court or governmental authority relating to the Liberty Newspapers.

         3.9 Licenses. With such exceptions as are set forth in Section 3.9 of the Liberty Sub Disclosure Letter (a) all licenses, permits, registrations or authorizations of any governmental department or agency that are presently required for the operation of the Liberty Sub Business as presently conducted have been duly obtained and are in full force and effect, and (b) no consent, authorization or approval is required to transfer such licenses, permits, registrations or authorizations to Holdings pursuant to this Agreement.

         3.10 Taxes. Except as set forth in Section 3.10 of the Liberty Sub Disclosure Letter:

         (a) Liberty Sub and any consolidated, combined or unitary group of which Liberty Sub is or was a member has timely filed all Tax returns and reports with respect to Taxes ("Tax Returns") which are required to be filed, and all Taxes shown to be due on such Tax Returns have been timely paid. All such Tax Returns were true and correct in all material respects. Neither Liberty nor Liberty Sub is currently the beneficiary of any extension of time in which to file any Tax Return. Neither Liberty nor Liberty Sub has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any assessment or deficiency of Tax. On April 30, 1999, Liberty Sub had no liability for Taxes (other than Income Taxes) that would have been required to be reflected in the Liberty Sub Balance Sheet in accordance with GAAP, except to the extent that such Taxes are reflected, reserved against or otherwise disclosed in the Liberty Sub Balance Sheet or will be paid prior to the Closing. There is no dispute or claim concerning any liability for Taxes of either Liberty or Liberty Sub that is either (1) claimed or raised by any authority in writing or (2) as to which any of the directors and officers (or employees responsible for Tax matters) of Liberty or Liberty Sub has any knowledge based upon personal contact with any agent of such authority. Liberty and Liberty Sub have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Liberty and Liberty Sub has withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third Person.

         (b) No property of Liberty Sub is subject to a tax benefit transfer lease subject to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954.

         (c)  Liberty Sub is not a foreign person Subject to withholding under
Section 1445 of the Code and the regulations promulgated thereunder, and, at the Closing, Liberty Sub shall deliver to Holdings a certificate to that effect.

         (d) Neither Liberty nor Liberty Sub is bound by or obligated under any tax sharing or similar agreement or arrangement.

         (e) For purposes of this Agreement, "Taxes" shall mean all federal, state, local and foreign taxes, including, without limitation, all net income, gross income, gross receipts, sales, use, value added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes and customs duties of any kind whatsoever, together with any interest, penalties and additions to tax or additional amounts relating thereto, imposed by any governmental authority.

         3.11 Affiliated Transactions. Section 3.11 of the Disclosure Letter sets forth a complete and accurate list of all contracts to which Liberty Sub on the one hand, and Liberty and any other Affiliate of Liberty on the other hand is a party.

         3.12 Brokers. Neither Liberty Sub nor any of its directors, officers, employees or Affiliates has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

         3.13 Labor.

         (a) Except as set forth in Part A of Section 3.13 of the Liberty Sub Disclosure Letter, (i)Liberty Sub does not have any contracts of employment with any of its employees, or consulting agreements with any consultants, involved in the Liberty Sub Business, (ii) no union has been certified as representing any of Liberty Sub's employees involved in the Liberty Sub Business and (iii) Liberty Sub is not a party to or currently negotiating any collective bargaining agreements with respect to its employees involved in the Liberty Sub Business.

         (b) There is not presently pending and during the last five years there has not been (i) any strike, picketing or work stoppage by any employees of Liberty Sub involved in the Liberty Sub Business or (ii) any application for certification of a collective bargaining agreement with respect to employees of Liberty Sub involved in the Liberty Sub Business. There is no lockout of any employee by Liberty Sub involved in the Liberty Sub Business and no such action is contemplated by Liberty Sub.

         3.14 Employee Benefits.

         (a) For purposes of this Agreement, an "Employee Benefit Plan" is (i) each "employee benefit plan," within the meaning of Section 3(3) of ERISA and
(ii) each other retirement, deferred compensation, medical, dental, vision, disability, life insurance, flexible spending account, workers compensation, stock option, stock purchase, severance, vacation pay, change in control or incentive or bonus plan, fund, policy or arrangement. Section 3.14(a) of the Liberty Disclosure Letter lists each Employee Benefit Plan maintained or contributed to by Liberty Sub or any of its Affiliates for current or former employees of Liberty Sub involved in the Liberty Sub Business (collectively, "Liberty Sub Benefit Plans"). Liberty Sub has delivered or made available to Holdings a copy of each Liberty Sub Benefit Plan or a written summary of any unwritten Liberty Sub Benefit Plan and any summary plan description relating to a Liberty Sub Benefit Plan and, with respect to each Liberty Sub Benefit Plan under which liabilities are assumed by Holdings under Section 10.1 (an "Assumed Liberty Sub Benefit Plan") the most recent Internal Revenue Service ("IRS") Form 5500 and, where applicable, the most recent IRS determination letter.

         (b) Except as set forth in Section 3.14(b) of the Liberty Sub Disclosure Letter with respect to each Assumed Liberty Sub Benefit Plan (i) each such plan is in material compliance with all applicable laws and regulations and has been administered substantially in accordance with its terms; and (ii) each such plan intended to be tax-qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its tax-qualified status under the Code and, to the Knowledge of Liberty Sub, there are no existing circumstances likely to result in the revocation of any such determination letter. There are no actions, suits or claims pending or, to Liberty Sub's Knowledge, threatened (other than routine claims for benefits) with respect to any Liberty Sub Benefit Plan which are likely to result in the imposition of liability on Holdings.

         (c) Except as set forth in Section 3.14(c) of the Liberty Sub Disclosure Letter, no Liberty Sub Benefit Plan is a "single-employer" plan within the meaning of Section 4001(a)(15) of ERISA or a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA. Liberty Sub has not incurred any liability under Title IV of ERISA with respect to any Assumed Liberty Sub Benefit Plan other than for PBGC premiums not yet due.

         (d) To the Knowledge of Liberty Sub, no audit or investigation of any Liberty Sub Benefit Plan by the IRS, the Department of Labor or the PBGC is pending or threatened.

         (e) All contributions to the Assumed Liberty Sub Benefit Plans that will have been required to be made under such Assumed Liberty Sub Benefit Plans will have been made or accrued as of the Closing Date.

         (f) Neither Liberty Sub nor any of its ERISA Affiliates nor, to Liberty Sub's Knowledge, any other Person, has taken any action or failed to take any action with respect to any employee benefit plan maintained or contributed to or previously maintained or contributed to by Liberty Sub, or any of its ERISA Affiliates for which Liberty Sub or any of its Affiliates may have any liability, contingent or otherwise, or permitted any circumstance to exist that may subject Holdings or any Assumed Liberty Sub Benefit Plan to any Tax, penalty, fine or other liability under the Code or ERISA.

         3.15 Environmental Matters.

         Except as set forth on Section 3.15 of the Liberty Sub Disclosure
Letter:

         (a) there has not been any past or continuing release or threat of release of any Hazardous Substance in violation of Environmental Laws into the environment at, on or from the Liberty Sub Real Property or any other real property currently or previously leased or owned by Liberty or Liberty Sub and there are no Hazardous Substances at, on or under the Liberty Sub Real Property in violation of Environmental Laws;

         (b) there have been no Hazardous Substances generated by Liberty Sub that have been disposed of or come to rest at any site that has been included in any federal, state or local priority list of hazardous or toxic waste sites published by any governmental body, agency or authority;

         (c) there are no, and there has never been any, underground or above-ground storage tanks located on, and no polychlorinated biphenyls ("PCBs") or PCB-containing equipment used or stored on, the Liberty Sub Real Property;

         (d) a copy of any environmental investigations, studies, audits, tests, reviews or analyses relating to the Liberty Sub Acquired Assets conducted by Liberty Sub, or any consultant engaged by Liberty Sub within the last five years have previously been provided to Holdings;

         (e) Liberty Sub has operated in compliance in all material respects with all applicable Environmental Laws;

         (f) Liberty Sub has not received any directive, order or notice from any government body alleging any violation of or failure to comply with Environmental Laws at the Liberty Sub Real Property by Liberty Sub;

         (g) Liberty Sub has not received any directive, order or notice from any government body or any other Person alleging that Liberty Sub is actually or potentially liable under Environmental Laws for the costs of environmental investigation or remediation of the Liberty Sub Real Property, or other real property to which Hazardous Substances generated by Liberty Sub were transferred for disposal; and

         (h) The Liberty Sub Real Property is not subject to any Lien, securing the costs of environmental remediation, arising under Environmental Laws.

         3.16 Intangible Property.

         (a) Except for Liberty Sub Excluded Assets, Liberty Sub owns or possesses adequate and enforceable licenses or other rights to use all Liberty Sub Intangible Property used in the Liberty Sub Business as currently conducted. There are no existing, or to the Knowledge of Liberty Sub, overtly threatened claims of any third Person based on the use by Liberty Sub, or challenging the ownership, use, scope, enforceability or validity, of any of the Liberty Sub Intangible Property used in the Liberty Sub Business. To the Knowledge of Liberty Sub, there is no infringing use by any Person of the Liberty Sub Intangible Property used in the Liberty Sub Business and Liberty Sub's use of the Liberty Sub Intangible Property does not infringe on the rights of any other Person.

         (b) All Liberty Sub Copyrights and Liberty Sub Trademarks described in Parts A and B, respectively, of Section 1.2(a)(iii) of the Disclosure Letter are transferable to Holdings without the consent of any third party.

         3.17 Insurance. All policies of insurance to which Liberty Sub is a party or which provide insurance coverage to Liberty Sub, taken together, provide adequate insurance coverage for the material Liberty Sub Acquired Assets and Liberty Sub for all risks to which the material Liberty Sub Acquired Assets are normally exposed in the ordinary course of the Liberty Sub Business.

         3.18 Advertisers; Subscribers; Circulation. To Liberty Sub's Knowledge, none of the advertisers that currently represent the Liberty Newspapers' ten largest advertisers intends to materially reduce such purchases. Set forth on
Section 3.18 of the Liberty Sub Disclosure Letter is (i) the total paid circulation and the total unpaid circulation for each Liberty Newspaper as of December 31, 1998 and as of April 30, 1999, (ii) a list of the ten businesses or entities that generated the greatest amount of advertising revenues for each Liberty Newspaper during the periods from January 1, 1998 through December 31, 1998 and January 1, 1999 through April 30, 1999 and (iii) a schedule of all sales during the period from January 1, 1999 through April 30, 1999 of, commitments during such period to sell, or representations during such period that it will sell, advertising space in any Liberty Newspaper to any party at a rate below the published rate for the type of advertising sold or to be sold.

         3.19 Real Property. (a) The Liberty Sub Real Property complies in all material respects with all zoning, building, fire, use restriction, air, water or other pollution control, environmental protection, waste disposal, safety or health codes, ordinances, laws, rules or regulations. All of the buildings and other improvements located upon the Liberty Sub Real Property are in a good state or repair, reasonable wear and tear excepted.

         (b) No condemnation proceedings have been instituted or, to the Knowledge of Liberty Sub, threatened against Liberty Sub or the Liberty Sub Real Property.

         (c) Except as otherwise described in Section 3.19 of the Liberty Sub Disclosure Letter, all buildings and structures located on the Liberty Sub Real Property are located completely within the boundary lines of the Liberty Sub Real Property, no buildings, structures or other improvements owned by others encroach onto or under the Liberty Sub Real Property, and the Liberty Sub Real Property has access to public roads. Either Liberty or Liberty Sub has all easements and rights necessary to conduct the Liberty Sub Business on the Liberty Sub Real Property in the manner presently conducted.

         3.20 Employment Matters. Since January 1, 1999, neither Liberty nor Liberty Sub has transferred, or permitted or solicited the transfer of, any employee involved in the Liberty Sub Business to another newspaper or business owned or operated by Liberty, Liberty Sub or any of their Affiliates.


                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

         Holdings represents and warrants to Liberty and Liberty Sub as follows:

         4.1 Organization and Good Standing. Holdings is a Delaware corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of

Delaware, and has the corporate power to carry on the Holdings Business. Holdings is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing that would not, in the aggregate, have a Holdings Material Adverse Effect. Except as set forth in Section 4.1 of the Holdings Disclosure Letter, Holdings does not own, directly or indirectly, any ownership, equity, profits or voting interest in any corporation, partnership, joint venture, association, trust or other unincorporated organization or entity and has no agreement or commitment to purchase any such interest. Holdings is a wholly owned subsidiary of Community Newspaper Holdings, Inc., whose sole asset is the stock of Holdings.

         4.2 Authority. Holdings has the corporate power and corporate authority to execute and deliver this Agreement and the other Ancillary Instruments to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions provided for hereby and thereby, and all corporate action of Holdings necessary for the making and performance of this Agreement by Holdings has been duly taken. The execution, delivery and performance by Holdings of this Agreement and the other Ancillary Instruments to which it is a party do not and will not (i)(A) contravene any provisions of the certificate of incorporation or by-laws of Holdings, (B) except as set forth in
Section 4.2 of the Holdings Disclosure Letter, with or without the giving of notice or the passage of time or both, result in any breach by Holdings of, or default or permitted or required acceleration of performance by Holdings under, or the creation of any Lien upon the Holdings Acquired Assets which would remain on the Holdings Acquired Assets after the Closing, or the creation in favor of any third party of any right of termination of, any contract, lease, license or other agreement to which Holdings is a party or by which Holdings or the Holdings Acquired Assets are bound, or (C) assuming that the Governmental Actions/Filings referred to in Section 4.2 of the Holdings Disclosure Letter are obtained or made, result in any violation by Holdings of any law, rule or regulation applicable to it, (ii) result in any violation by Holdings of any judgment, injunction or decree of, or any license or permit issued by, any court or governmental authority applicable to it, or (iii) assuming that the notices referred to in Section 4.2 of the Holdings Disclosure Letter are made, require any Governmental Action/Filing to be made or obtained by Holdings except (A) any federal, state or local Tax filings, and (B) any PBGC "Notice of Reportable Event" required under Section 4043(c) of ERISA. This Agreement and each of the Ancillary Instruments to which it is a party has been duly executed and delivered by Holdings. This Agreement and each of the Ancillary Instruments to which it is a party constitutes the valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms except that such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

         4.3 Acquired Assets. Except (i) as set forth in Part A of Section 4.3 of the Holdings Disclosure Letter, (ii) for the Holdings Excluded Assets and
(iii) for such assets that are consumed or disposed of in the ordinary course of the Holdings Business and consistent with prior practice after the date of this Agreement, the Holdings Acquired Assets include all of the assets, properties and rights of every type and description, real, personal and mixed, tangible and intangible, that are owned, leased or licensed by Holdings or any of its Affiliates and used primarily in the conduct of the Holdings Business in the manner in which the Holdings Business is now conducted.

         Except as set forth in Part B of Section 4.3 of the Holdings Disclosure Letter, Holdings does not use any assets in the conduct of the Holdings Business which in the aggregate are material to the Holdings Business and which it does not own or lease. Except as set forth in Part C of Section 4.3 of the Holdings Disclosure Letter, the tangible Holdings Acquired Assets are in good operating condition, reasonable wear and tear excepted, except for such failures to be in such good operating condition as individually or in the aggregate have not had and are not reasonably likely to have a Holdings Material Adverse Effect. The Holdings Acquired Assets constitute all of the assets necessary to conduct the Holdings Business as currently conducted.

         4.4 Title to Acquired Assets; Liens. Holdings owns good title to or has valid leasehold interests in all of the Holdings Acquired Assets and at the Closing good title to or valid leasehold interests in such Holdings Acquired Assets shall be transferred to Liberty Sub, free and clear of any and all Liens except for Holdings Permitted Liens.

         4.5  Contracts and Agreements; Defaults.

         (a) Part A of Section 4.5 of the Holdings Disclosure Letter contains a list of (i) all outstanding mortgages, indentures, notes, guarantees, installment obligations or other contracts or instruments evidencing or providing any Indebtedness to which Holdings is a party and which relate primarily to the Holdings Business or by which it or any of its assets are bound and which relate primarily to the Holdings Business, (ii) all outstanding contracts containing non-competition covenants of Holdings which relate primarily to the Holdings Business, (iii) all outstanding leases to which Holdings is a party and which relate primarily to the Holdings Business or by which it is bound and which relate primarily to the Holdings Business, (iv) all outstanding contracts of Holdings to sell assets, other than in the ordinary course of business, and which relate to the Holdings Business, (v) all collective bargaining agreements of Holdings with any labor union or other employee representative or a group of employees and which relate to the Holdings Business, (vi) any joint venture or partnership agreements to which Holdings is a party relating to the Holdings Business, and (vii) all other outstanding contracts to which Holdings is a party and which relate to the Holdings Business or by which it or any of its assets are bound and which relate to the Holdings Business, which require or are likely to require the payment by Holdings of an amount, or require Holdings to provide goods or services having a fair market value or aggregate sales price, of more than $10,000 per annum, except (1) contracts entered into in the ordinary course of business of Holdings that can be terminated by Holdings on 30 or fewer days' notice without penalty, (2) contracts for advertising with Holdings entered in the ordinary course of business, and (3) Holdings Excluded Assets. Holdings has delivered to Liberty Sub a correct and complete copy of each written agreement listed on Part A of Section 4.5 of the Holdings Disclosure Letter (the "Holdings Material Contracts").

         (b) Except as set forth in Part B of Section 4.5 of the Holdings Disclosure Letter, (i) neither Holdings, nor, to the Knowledge of Holdings, any other party to any contract, lease, license or other agreement to which Holdings is a party or by which Holdings or any of the Holdings Acquired Assets are bound (other than contracts, licenses, leases or other agreements that constitute Holdings Excluded Assets) is in material breach of or default under any such contract, lease, license or other agreement and (ii) no event has occurred which (after notice or lapse of time or both) would become a material breach or default by Holdings under any such contract, lease, license or other agreement.

         4.6  Financial Statements; Undisclosed Liabilities.

         (a) Attached as Part A of Section 4.6 of the Holdings Disclosure Letter are true and complete copies of (i) the unaudited balance sheet of the Holdings Newspapers as at December 31, 1998 and (ii) the unaudited balance sheet of the Holdings Newspapers as at April 30, 1999 (the April 30, 1999 balance sheet is referred to as the "Holdings Balance Sheet"), and the related unaudited statements of income for the twelve month and four month periods then ended (collectively, the "Holdings Financial Statements"). Except as disclosed in Part A of Section 4.6 of the Holdings Disclosure Letter, the Holdings Financial Statements fairly present in all material respects the financial position of Holdings Newspapers as December 31, 1998 and April 30, 1999 and its results of operations for the twelve months ended December 31, 1998, and the four months ended April 30, 1999 in accordance with GAAP.

         (b) Except for Holdings Excluded Assets and except for cash distributed to Holdings and its Affiliates, the Holdings Balance Sheet reflects all of the Holdings Acquired Assets that will be acquired by Liberty Sub at the Closing other than such assets as are disposed of or consumed in the ordinary course of the Holdings Business and consistent with past practice since April 30, 1999 or such additional assets as are acquired by the Holdings Newspapers in the ordinary course of business.

         (c) Except as set forth in Part B of Section 4.6 of the Holdings Disclosure Letter or as reflected, reserved against or otherwise disclosed in the Holdings Balance Sheet and liabilities and obligations incurred in the ordinary course of business since April 30, 1999, Holdings does not have any material liabilities or obligations related to the Holdings Business that would have been required to be reflected or otherwise disclosed by Holdings in the Holdings Balance Sheet in accordance with GAAP.

         4.7 Business Since April 30, 1999. Except as disclosed in Section 4.7 of the Holdings Disclosure Letter and except as required or otherwise contemplated by this Agreement, since April 30, 1999 (i) the Holdings Business has been conducted in all material respects in the ordinary course, consistent with past practices, (ii) neither the Holdings Business nor its condition nor assets has materially adversely changed and (iii) no event or events has or have occurred that individually or in the aggregate has or have had or is or are reasonably likely to have a Holdings Material Adverse Effect. For purposes of this Section 4.7, no change shall be considered to be "materially adverse" if such change is primarily the result of (A) changes in general economic, regulatory or political conditions or (B) this Agreement or the transactions contemplated hereby or the announcement thereof. Since April 30, 1999, except as described in Part B of Section 4.7 of the Holdings Disclosure Letter, there has not been:

         (a) any material damage, destruction, or loss to the assets of Holdings outside the ordinary course of business;

         (b) any making or authorization of any capital expenditure relating to the Holdings Business by Holdings in excess of $10,000 individually or the making or authorization of capital expenditures relating to the Holdings Business by Holdings of more than $25,000 in the aggregate;

         (c) any sale, transfer, or other disposition of assets or properties, real, personal, tangible or intangible, or mixed, relating to the Holdings Business, by Holdings, other than in the ordinary course of business;

         (d) other than pursuant to existing collective bargaining agreements or pursuant to regular salary reviews in the ordinary course of business consistent with past practices, any increase in the compensation payable or to become payable to any employees or agents of Holdings that are involved in the Holdings Business, or any bonus arrangement made with any thereof; or

         (e) no material increase in the operating costs of any of the Holdings Newspapers, whether arising from or in connection with the sale or real property or otherwise, has occurred.

         4.8 Compliance with Law; Litigation; Injunctions. Holdings is not in violation in any material respect of any law, rule, permit, regulation, order, judgment or decree applicable to it, except as set forth in Part A of Section
4.8 of the Holdings Disclosure Letter. Except for the matters set forth in Part B of Section 4.8 of the Holdings Disclosure Letter, (i) there is no action, suit or other proceeding pending or, to Holdings' Knowledge, threatened, at law or in equity, before any federal, state or municipal court, administrative agency or arbitrator against Holdings and relating to the Holdings Newspapers and (ii) Holdings is not a party to, or subject to or bound by, any order, injunction or decree of any court or governmental authority relating to the Holdings Newspapers.

         4.9 Licenses. With such exceptions as are set forth in Section 4.9 of the Holdings Disclosure Letter (a) all licenses, permits, registrations or authorizations of any governmental department or agency that are presently required for the operation of the Holdings Business as presently conducted have been duly obtained and are in full force and effect, and (b) no consent, authorization or approval is required to transfer such licenses, permits, registrations or authorizations to Liberty Sub (or one or more Affiliates of Liberty Sub as designated by Liberty) pursuant to this Agreement.

         4.10 Taxes. Except as set forth in Section 4.10 of the Holdings Disclosure Letter:

         (a) Holdings and any consolidated, combined or unitary group of which Holdings is or was a member have timely filed all Tax Returns which are required to be filed, and all Taxes shown to be due on such Tax Returns have been timely paid. All such Tax Returns were true and correct in all material respects. Holdings is not currently the beneficiary of any extension of time in which to file any Tax Return. Holdings has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any assessment or deficiency of Tax. On April 30, 1999, Holdings had no liability for Taxes (other than Income Taxes) that would have been required to be reflected in the Holdings Balance Sheet in accordance with GAAP, except to the extent that such Taxes are reflected, reserved against or otherwise disclosed in the Holdings Balance Sheet or will be paid prior to the Closing. There is no dispute or claim concerning any liability for Taxes of Holdings that is either
(1) claimed or raised by any authority in writing or (2) as to which any of the directors and officers (or employees responsible for Tax matters) of Holdings has any knowledge based upon personal contact with any agent of such authority. Holdings has disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Holdings has withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third Person.

         (b) No property of Holdings is subject to a tax benefit transfer lease subject to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954.

         (c)  Holdings is not a foreign person subject to withholding under
Section 1445 of the Code and the regulations promulgated thereunder, and, at the Closing, Holdings shall deliver to Liberty Sub a certificate to that effect.

         (d) Holdings is not bound by or obligated under any tax sharing or similar agreement or arrangement.

         4.11 Affiliated Transactions. Section 4.11 of the Holdings Disclosure Letter sets forth a complete and accurate list of all contracts to which Holdings on the one hand, and any of its affiliates on the other hand, is a party.

         4.12 Brokers. Except for Dirks, Van Essen & Associates, the fees of which shall be paid by Holdings, neither Holdings nor any of its directors, officers, employees or Affiliates has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

         4.13 Labor.

         (a) Except as set forth in Part A of Section 4.13 of the Holdings Disclosure Letter, (i) Holdings does not have any contracts of employment with any of its employees, or consulting agreements with any consultants, involved in the Holdings Business, (ii) no union has been certified as representing any of Holdings' employees involved in the Holdings Business, (iii) Holdings is not a party to or currently negotiating any collective bargaining agreements with respect to its employees involved in the Holdings Business, (iv) to Holdings' Knowledge, there is no currently pending union representation activity involving any employees of Holdings involved in the Holdings Business, (v) to Holdings' Knowledge, no demand has been made for recognition by a labor organization by or with respect to any employees of Holdings involved in the Holdings Business, and
(vi) none of the employees of Holdings involved in the Holdings Business is represented by any labor union or organization. Except as set forth in, Part B of Section 4.13 of the Holdings Disclosure Letter, there are no pending or, to Holdings Knowledge, overtly threatened (i) claims of employment discrimination, wage and hour claims, OSHA claims, unemployment claims or worker's compensation claims or (ii) unfair labor practice claims before the National Labor Relations Board.

         (b) There is not presently pending and during the last five years there has not been (i) any strike, picketing or work stoppage by any employees of the Holdings Newspapers or (ii) any application for certification of a collective bargaining agreement. There is no lockout of any employee by Holdings involved in the Holdings Business, and no such action is contemplated by Holdings.

         4.14 Employee Benefits.

         (a) Section 4.14(a) of the Holdings Disclosure Letter lists each Employee Benefit Plan maintained or contributed to by Holdings or any of its Affiliates for current or former employees of Holdings (collectively, "Holdings Benefit Plans"). Holdings has delivered or made available to Liberty Sub a copy of each Holdings Benefit Plan or a written summary of any unwritten Holdings Benefit Plan and any summary plan description relating to a Holdings Benefit Plan and, with respect to each Holdings Benefit Plan under which liabilities are assumed by Liberty Sub under Section 10.2 (an "Assumed Holdings Benefit Plan") the most recent IRS Form 5500 and, where applicable, the most recent IRS determination letter.

         (b) Except as set forth in Section 4.14(b) of the Holdings Disclosure with respect to each Assumed Holdings Benefit Plan, (i) each such plan is in material compliance with all applicable laws and regulations and has been administered substantially in accordance with its terms; and (ii) each such plan intended to be tax-qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its tax-qualified status under the Code and, to the Knowledge of Holdings, there are no existing circumstances likely to result in the revocation of any such determination letter. There are no actions, suits or claims pending or, to Holdings' Knowledge, threatened (other than routine claims for benefits) with respect to any Holdings Benefit Plan which are likely to result in the imposition of liability on Liberty Sub.

         (c) Except as set forth in Section 4.14(c) of the Holdings Disclosure Letter, no Holdings Benefit Plan is a "single-employer" plan within the meaning of Section 4001(a)(15) of ERISA or a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA. Holdings has not incurred any liability under Title IV of ERISA with respect to any Assumed Holdings Benefit Plan other than for PBGC premiums not yet due.

         (d) To the Knowledge of Holdings, no audit or investigation of any Holdings Benefit Plan by the IRS, the Department of Labor or the PBGC is pending or threatened.

         (e) All contributions to the Assumed Holdings Benefit Plans that will have been required to be made under such Assumed Holdings Benefit Plans will have been made or accrued as of the Closing Date.

         (f) Neither Holdings nor any of its ERISA Affiliates nor, to Holdings' Knowledge, any other Person, has taken any action or failed to take any action with respect to any employee benefit plan maintained or contributed to or previously maintained or contributed to by Holdings or any of their ERISA Affiliates for which Holdings or any of its Affiliates may have any liability, contingent or otherwise, or permitted any circumstance to exist that may subject Liberty Sub or any Assumed Holdings Benefit Plan to any Tax, penalty, fine or other liability under the Code or ERISA.

         4.15 Environmental Matters. Except as set forth on Section 4.15 of the Holdings Disclosure Letter:

         (a) there has not been any past or continuing release or threat of release of any Hazardous Substance in violation of Environmental Laws into the environment at, on or from the Holdings Real Property or any other real property currently or previously leased or owned by Holdings and there are no Hazardous Substances at, on or under the Holdings Real Property in violation of Environmental Laws;

         (b) there have been no Hazardous Substances generated by Holdings that have been disposed of or come to rest at any site that has been included in any federal, state or local priority list of hazardous or toxic waste sites published by any governmental body, agency or authority;

         (c) there are no, and there has never been any, underground or above-ground storage tanks located on, and no PCBs or PCB-containing equipment used or stored on, the Holdings Real Property;

         (d) a copy of any environmental investigations, studies, audits, tests, reviews or analyses relating to the Holdings Acquired Assets conducted by Holdings or any consultant engaged by Holdings within the last five years have previously been provided to Liberty Sub;

         (e) Holdings has operated in compliance in all material respects with all applicable Environmental Laws;

         (f) Holdings has not received any directive, order or notice from any government body alleging any violation of or failure to comply with Environmental Laws at the Holdings Real Property by Holdings;

         (g) Holdings has not received any directive, order or notice from any government body or any other Person alleging that Holdings is actually or potentially liable under Environmental Laws for the costs of environmental investigation or remediation of the Holdings Real Property, or other real property to which Hazardous Substances generated by Holdings were transferred for disposal; and

         (h) The Holdings Real Property is not subject to any Lien, securing the costs of environmental remediation, arising under Environmental Laws.

         4.16 Intangible Property.

         (a) Except for Holdings Excluded Assets, Holdings owns or possesses valid, adequate and enforceable licenses or other rights to use all Holdings Intangible Property used in the Holdings Business as currently conducted. There are no existing, or to the Knowledge of Holdings, overtly threatened claims of any third Person based on the use by Holdings, or challenging the ownership, use, scope, enforceability or validity, of any of the Holdings Intangible Property used in the Holdings Business. To the Knowledge of Holdings, there is no infringing use by any Person of the Holdings Intangible Property used in the Holdings Business. Holdings' use of the Holdings Intangible Property does not infringe on the rights of any other Person.

         (b) All Holdings Copyrights and Holdings Trademarks described in Parts A and B, respectively, of Section 1.2(b)(iii) of the Holdings Disclosure Letter are transferable to Liberty Sub without the consent of any third party.

         4.17 Insurance. All policies of insurance to which Holdings is a party or which provide insurance coverage to Holdings, taken together, provide adequate insurance coverage for the material Holdings Acquired Assets and Holdings for all risks to which the material Holdings Acquired Assets and Holdings are normally exposed in the ordinary course of the Holdings Business.

         4.18 Advertisers; Subscribers; Circulation. To Holdings' Knowledge, none of the advertisers that currently represent the Holdings Newspapers' ten largest advertisers intends to materially reduce such purchases. Set forth on
Section 4.18 of the Holdings Disclosure Letter is (i) the total paid circulation and the total unpaid circulation for each Holdings Newspaper as of December 31, 1998 and as of April 30, 1999, (ii) a list of the ten businesses or entities that generated the greatest amount of advertising revenues for each Holdings Newspaper during the periods from January 1, 1998 through December 31, 1998 and January 1, 1999 through April 30, 1999 and (iii) a schedule of all sales during the period from January 1, 1999 through April 30, 1999 of, commitments during such period to sell, or representations during such period that it will sell, advertising space in any Holdings Newspaper to any party at a rate below the published rate for the type of advertising sold or to be sold.

         4.19 Real Property. (a) The Holdings Real Property complies in all material respects with all zoning, building, fire, use restriction, air, water or other pollution control, environmental protection, waste disposal, safety or health codes, ordinances, laws, rules or regulations. All of the buildings and other improvements located upon the Holdings Real Property are in a good state or repair, reasonable wear and tear excepted.

         (b) No condemnation proceedings have been instituted or, to the Knowledge of Holdings, threatened against Holdings or the Holdings Real Property.

         (c) Except as otherwise described in Section 4.19 of the Holdings Disclosure Letter, all buildings and structures located on the Holdings Real Property are located completely within the boundary lines of the Holdings Real Property, no buildings, structure or other improvements owned by others encroach onto or under the Holdings Real Property, and the Holdings Real Property has access to public roads. Holdings has all easements and rights necessary to conduct the Holdings Business on the Holdings Real Property in the manner presently conducted.

         4.20 Employment Matters. Since January 1, 1999, Holdings has not transferred, or permitted or solicited the transfer of, any employee involved in the Holdings Business to another newspaper or business owned or operated by Holdings or any of its Affiliates.


                                    ARTICLE 5

                            INTENTIONALLY LEFT BLANK



                                    ARTICLE 6

                  CONDITIONS TO THE OBLIGATIONS OF LIBERTY SUB

         6.1 Liberty Sub's Closing Conditions. The obligations of Liberty Sub under this Agreement to effect the Closing are, at its option, subject to the fulfillment of the following conditions prior to or at the Closing, each of which may be waived (as conditions to its obligations) by Liberty Sub in its absolute discretion:

         (a)  Representations, Warranties, Covenants.

                (i) The representations and warranties of Holdings contained in
         Article 4 of this Agreement shall be true and correct in all material respects as though such representations and warranties were made, as written herein, immediately prior to the Closing (except to the extent changes are permitted, required or otherwise contemplated pursuant to this Agreement) provided, however, if any such representation or warranty is already qualified by materiality in any manner (including, but not limited to, any materiality qualification contained in a definition of a capitalized term used in such representation or warranty), for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified must be true and correct in all respects;

               (ii) Holdings shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it at or prior to the Closing; and

              (iii) Holdings shall have furnished Liberty Sub with a certificate, dated the Closing Date and duly executed on behalf of Holdings by an officer of Holdings, to the effect that the conditions set forth in clauses (i) and (ii) of this Section 6.1(a) have been satisfied.

         (b) Proceedings. No action or proceeding shall have been instituted or threatened prior to or on the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated by this Agreement or the Ancillary Instruments, the result of which could prevent, or in any way limit or make illegal, the consummation of such transactions or operation of the Holdings Newspapers after the Closing. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) that is in effect and has the effect of limiting or prohibiting consummation of the transactions contemplated by this Agreement.

         (c) Consents Under Contracts. Holdings shall have obtained and delivered to Liberty Sub all consents, waivers and approvals required under any Holdings Material Contract (without any materially adverse provision or condition) to (i) permit the valid execution, delivery and performance by Holdings of this Agreement and the Ancillary Instruments or (ii) prevent any Holdings Material Contract from terminating or being amended prior to its scheduled termination as a result of the consummation of the transactions contemplated hereby and thereby.

         (d) Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation of the transactions contemplated by this Agreement and the Ancillary Instruments shall have consented to, authorized, permitted or approved such transactions, and the waiting period (and any extensions thereof) under the Hart-

Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulated thereunder (the "HSR Act"), applicable to the transactions contemplated by this Agreement and the Ancillary Instruments shall have expired or been terminated without any condition attached to such expiration or termination.

         (e) Noncompetition/Nonsolicitation Agreement. Holdings, Liberty and Liberty Sub shall have entered into a Noncompetition/Nonsolicitation Agreement, dated the Closing Date, in the form of Exhibit I attached hereto.

         (f) Real Estate Documents. Liberty Sub shall have obtained, at Liberty Sub's expense, each of the following, in form and substance reasonably satisfactory to Liberty, covering the Holdings Real Property.

                (i) An ALTA 1990 owner's title policy (including extended coverage over the standard printed exceptions, access, location, environmental lien, survey and comprehensive endorsements) insuring title in Liberty Sub (or one or more Affiliates of Liberty Sub designated by Liberty) of each parcel of Holdings Real Property and all recorded easements appurtenant thereto upon Closing, subject only to the Holdings Permitted Liens, in the amount set forth with respect to each such parcel on Exhibit J attached hereto, together in each case with any title insurance affidavit signed by Holdings or its Affiliates required by the title insurance company issuing such policy and copies of all documents referenced in the policy as exceptions.

               (ii) An as-built survey relating to each parcel of Holdings Real Property which survey shall: (i) indicate the location, legal description and area and square feet of each parcel of Holdings Real Property, (ii) locate all easements, utilities (including connections to public streets), parking facilities, covenants and restrictions and rights of way, (iii) indicate adjoining streets, building lines, surface improvements, encroachments, vehicular access and parking requirements, (iv) identify which portions of Holdings Real Property are located in a 100 year flood plain area as identified under the National Flood Insurance Program and (v) satisfy the Minimum Standard Detail Requirements for ALTA/ACSM (1992) Land Title Surveys, including Table A requirements 3, 4, 6, 7, 8, 9, 10, 11 and 13.

Holdings shall have delivered to Liberty Sub such other documents as may be reasonably necessary to consummate the acquisition of the Holdings Real Property effected through a "New York style" escrow closing, including, but not limited to, escrow instructions, any releases and settlement agreements from existing creditors of Holdings or its Affiliates which may be necessary to assure delivery of title to the Holdings' Real Property (including, but not limited to, the Holdings Real Property owned by Affiliates of Holdings), subject only to Holdings Permitted Liens.

         (g) Environmental Reports. Liberty Sub shall have obtained, at Liberty Sub's expense, an environmental assessment evaluation report with respect to each parcel of the Holdings Real

Property designated by Liberty Sub (the "Holdings Environmental Reports") from an environmental consultant selected, and directed as to the scope thereof, by Liberty Sub and shall be satisfied, in Liberty's Sub's sole discretion, that such Holdings Environmental Reports do not disclose conditions or the possibility of conditions which (a) might be expected to impose a material liability on Liberty Sub (or one or more Affiliates of Liberty Sub) under applicable laws for clean-up or other costs or (b) may make it difficult to obtain financing secured by the Holdings Real Property.

         (h) Consents under Liberty Credit Arrangements. Liberty shall have received all consents, waivers and approvals required under any of its credit arrangements to consummate and finance the transactions contemplated by this Agreement and the Ancillary Instruments.

         (i) Closing Documents. Holdings shall have delivered to Liberty Sub the documents specified in Section 2.3(b) hereof.


                                    ARTICLE 7

                    CONDITIONS TO THE OBLIGATIONS OF HOLDINGS

         7.1 Holdings' Closing Conditions. The obligations of Holdings under this Agreement to effect the Closing are, at its option, subject to the fulfillment of the following conditions prior to or at the Closing, each of which may be waived (as conditions to their obligations) by Holdings in its absolute discretion:

         (a)  Representations, Warranties, Covenants.

                (i) The representations and warranties of Liberty Sub and Liberty contained in Article 3 of this Agreement shall be true and correct in all material respects as though such representations and warranties were made, as written herein, immediately prior to the Closing (except to the extent changes are permitted, required or otherwise contemplated pursuant to this Agreement) provided, however, if any such representation or warranty is already qualified by materiality in any manner (including, but not limited to, any materiality qualification contained in a definition of a capitalized term used in such representation or warranty), for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified must be true and correct in all respects;

               (ii) Liberty Sub and Liberty shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by them at or prior to the Closing; and

              (iii) Liberty Sub and Liberty shall have furnished Holdings with a certificate, dated the Closing Date and duly executed on behalf of Liberty Subs and Liberty by an officer of Liberty Sub and Liberty, to the effect that the conditions set forth in clauses (i) and (ii) of this Section 7.1(a) have been satisfied.

         (b) Proceedings. No action or proceeding shall have been instituted or threatened prior to or on the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated by this Agreement or the Ancillary Instruments, the result of which could prevent, or in any way limit or make illegal, the consummation of such transactions. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) that is in effect and has the effect of limiting or prohibiting consummation of the transactions contemplated by this Agreement.

         (c) Consents Under Contracts. Liberty and Liberty Sub shall have obtained and delivered to Holdings all consents, waivers and approvals required under any Liberty Sub Material Contract (without any materially adverse provision or condition) to (i) permit the valid execution, delivery and performance by Liberty and Liberty Sub of this Agreement and the Ancillary Instruments or (ii) prevent any Liberty Sub Material Contract from terminating or being amended prior to its scheduled termination as a result of the consummation of the transactions contemplated hereby and thereby.

         (d) Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation of the transactions contemplated by this Agreement and the Ancillary Instruments shall have consented to, authorized, permitted or approved such transactions, and the waiting period (and any extensions thereof) under the HSR Act applicable to the transactions contemplated by this Agreement and the Ancillary Instruments shall have expired or been terminated without any condition attached to such expiration or termination.

         (e) Noncompetition/Nonsolicitation Agreement. Holdings, Liberty and Liberty Sub shall have entered into a Noncompetition/Nonsolicitation Agreement, dated the Closing Date, in the form of Exhibit I attached hereto.

         (f) Real Estate Documents. Holdings shall have obtained, at Holdings' expense, each of the following, in form and substance reasonably satisfactory to Holdings, covering the Liberty Sub Real Property:

                (i) An ALTA 1990 owner's title policy (including extended coverage over the standard printed exceptions, access, location, environmental lien, survey and comprehensive endorsements) insuring title in Holdings of each parcel of Liberty Sub Real Property and all recorded easements appurtenant thereto upon Closing, subject only to the Liberty Sub Permitted Liens, in the amount set forth with respect to each such parcel on Exhibit K, together in each case with any title insurance affidavit signed by Liberty, Liberty Sub or their Affiliates required by the title insurance company issuing such policy and copies of all documents referenced in the policy as exceptions.

               (ii) An as-built survey relating to each parcel of Liberty Sub Real Property which survey shall: (i) indicate the location, legal description and area and square feet of each parcel of Liberty Sub Real Property, (ii) locate all easements, utilities (including connections to public streets), parking facilities, covenants and restrictions and rights of way, (iii) indicate adjoining streets, building lines, surface improvements, encroachments, vehicular access and parking requirements, (iv) identify which portions of the Liberty Sub Real Property are located in a 100 year flood plain area as identified under the National Flood Insurance Program and (v) satisfy the Minimum Standard Detail Requirements for ALTA/ACSM (1992) Land Title Surveys, including Table A requirements 3, 4, 6, 7, 8, 9, 10, 11 and 13.

   Liberty and Liberty Sub shall have delivered to Holdings such other documents as may be reasonably necessary to consummate the acquisition of the Liberty Sub Real Property effected through a "New York style" escrow closing, including, but not limited to, escrow instructions, any releases and settlement agreements from existing creditors of Liberty, Liberty Sub or their Affiliates which may be necessary to assure delivery of title to the Liberty Sub Real Property (including, but not limited to, the Liberty Sub Real Property owned by Affiliates of Liberty or Liberty Sub), subject only to Liberty Sub Permitted Liens.

         (g) Environmental Reports. Holdings shall have obtained, at Holdings' expense, an environmental assessment evaluation report with respect to each parcel of the Liberty Sub Real Property designated by Holdings (the "Liberty Sub Environmental Reports") from an environmental consultant selected, and directed as to the scope thereof, by Holdings and shall be satisfied, in Holdings' sole discretion, that such Liberty Sub Environmental Reports do not disclose conditions or the possibility of conditions which (a) might be expected to impose a material liability on Holdings under applicable laws for clean-up or other costs or (b) may make it difficult to obtain financing secured by the Liberty Sub Real Property.

         (h) Consents under Holdings Arrangements. Holdings shall have received all consents, waivers and approvals required under any of its credit arrangements to consummate and finance the transactions contemplated by this Agreement and the Ancillary Instruments.

         (i) Closing Documents. Liberty and Liberty Sub shall have delivered to Holdings the documents specified in Section 2.3(a) hereof.

                                    ARTICLE 8

                            SURVIVAL; INDEMNIFICATION

         8.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement, the Liberty Sub Disclosure Letter, the Holdings Disclosure Letter or in any exhibit, certificate, agreement, document or statement delivered pursuant hereto (an "Ancillary Instrument") shall survive (and not be affected in any respect by) the Closing and any investigation conducted by any party hereto. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement or any Ancillary Instrument, respectively, shall terminate on, and no claim or action with respect thereto may be brought after, the date that is twenty-four months after the Closing Date, except that (1) the representations and warranties contained in Sections 3.10, 3.14, 3.15, 4.10, 4.14 and 4.15 hereof shall terminate on, and no claim or action with respect thereto may be brought after, the expiration date of the applicable statute of limitations (giving effect to any waiver, stay or extension thereof), and (2) the representations and warranties contained in Sections 3.4 and 4.4 hereof shall survive in perpetuity. The representations and warranties which terminate on the date that is twenty-four months after the Closing Date, and upon the expiration date of the applicable statute of limitations (giving effect to any waiver, stay or extension thereof), and the liability of any party hereto with respect thereto pursuant to this Article 8 shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the Indemnifying Party (as defined in Section 8.2(c)) has been given written notice setting forth the material facts upon which the claim for indemnification is based and, if feasible, a reasonable estimate of the amount of the claims prior to the date that is twenty-four months after the Closing Date or after expiration of the applicable statute of limitations, as the case may be.

         8.2 Indemnification. The parties hereto shall indemnify each other as set forth below:

         (a) Subject to Section 8.1 and to the other provisions of this Section 8.2, from and after the Closing, Liberty Sub and Liberty hereby agree to jointly and severally indemnify and hold harmless Holdings from, and to reimburse Holdings for any Losses (including, without limitation, any reasonable Legal Expenses) which result from or arise out of:

                (i) the breach of any representation or warranty of Liberty or Liberty Sub contained in this Agreement or any Ancillary Instrument;

               (ii) the breach by Liberty or Liberty Sub of, or failure by Liberty or Liberty Sub, to perform any of its respective covenants or agreements contained in this Agreement or any Ancillary Instrument; or

              (iii) the Liberty Sub Retained Liabilities;

               (iv) the Holdings Assumed Liabilities;

                (v) the operation of the Holdings Business or the ownership of the Holdings Acquired Assets following the Closing; or

               (vi) non-compliance with any applicable bulk sales law insofar as it relates to the Holdings Acquired Assets;

provided, however, that (A) Liberty and Liberty Sub shall not be responsible for any Losses with respect to the matters referred to in clause (i) of this Section 8.2(a) until the cumulative aggregate amount of such Losses exceeds $25,000 (the "Liberty Sub Basket Amount"), in which case Liberty and Liberty Sub shall then be liable only for such Losses in excess of the Liberty Sub Basket Amount and(B) the cumulative aggregate indemnity obligation of Liberty and Liberty Sub under
Section 8.2(a)(i) shall in no event exceed $4.0 million.

         As used herein, "Legal Expenses" shall mean the fees, costs and expenses of any kind incurred by any Person indemnified herein and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

         (b) Subject to Section 8.1 and to the other provisions of this Section 8.2, from and after the Closing, Holdings hereby agrees to indemnify and hold harmless Liberty and Liberty Sub from, and to reimburse Liberty and Liberty Sub for any Losses (including, without limitation, any reasonable Legal Expenses) which result from or arise out of:

                (i) the breach of any representation or warranty of Holdings contained in this Agreement or any Ancillary Instrument;

               (ii) the breach by Holdings of or failure by Holdings to perform any of its respective covenants or agreements contained in this Agreement or any Ancillary Instrument; or

              (iii) the Holdings Retained Liabilities;

               (iv) the Liberty Sub Assumed Liabilities;

                (v) the operation of the Liberty Sub Business or the ownership of the Liberty Sub Acquired Assets following the Closing; or

               (vi) non-compliance with any applicable bulk sales law insofar as it relates to the Liberty Sub Acquired Assets;

provided, however, that (A) Holdings shall not be responsible for any Losses with respect to the matters referred to in clause (i) of this Section 8.2(b), until the cumulative aggregate amount of such Losses exceeds $25,000 (the "Holdings Basket Amount"), in which case Holdings shall then be liable only for such Losses in excess of the Holdings Basket Amount and (B) the cumulative aggregate indemnity obligation of Holdings under Section 8.2(b)(i) shall in no event exceed $4.0 million.

         (c) As promptly as practicable, and in any event within 30 days, after Holdings or any of its Affiliates, on the one hand, or Liberty or Liberty Sub or any of their Affiliates, on the other hand, shall receive any notice of, or otherwise become aware of, the commencement of any action, suit or proceeding, the assertion of any claim, or the incurrence of any Loss, for which indemnification is provided for (assuming, only for the purposes of this Section 8.2(c) and of the terms defined in this Section 8.2(c), that the Liberty Sub Basket Amount or the Holdings Basket mount, as the case may be, was zero) by
Section 8.2(a) or (b) (an "Indemnification Event"), the party entitled to such indemnification (an "Indemnified Party") shall give written notice (an "Indemnification Claim") to the party from which such indemnification is (or, under such assumption, could be) sought (an "Indemnifying Party") describing in reasonable detail the Indemnification Event and the basis on which indemnification is (or, under such assumption, could be) sought. If the Indemnifying Party is not so notified by the Indemnified Party within 30 days after the date of the receipt by the Indemnified Party or any of its Affiliates of notice of, or of the Indemnified Party or any of its Affiliates otherwise becoming aware of, any particular Indemnification Event, the Indemnifying Party shall be relieved of all liability hereunder in respect of such Indemnification Event (or the facts or circumstances giving rise thereto) to the extent that such Indemnifying Party is prejudiced or harmed as a consequence of such failure (and, to such extent, all Losses resulting from such Indemnification Event shall be disregarded for purposes of determining whether the Liberty Sub Basket Amount or the Holdings Basket Amount, as the case may be, has been exceeded).

         (d) If any Indemnification Event involves the claim of any third party (a "Third-Party Claim"), the Indemnifying Party shall (whether or not the Indemnified Party is entitled to claim indemnification under Section 8.2(a) or
(b), as the case may be) be entitled to, and the Indemnified Party shall provide the Indemnifying Party with the right to, participate in, and assume sole control over, the defense and settlement of such Third-Party Claim (with counsel reasonably satisfactory to the Indemnified Party); provided, however, that (i) the Indemnified Party shall be entitled to participate in the defense of such Third-Party Claim and to employ counsel at its own expense to assist in the handling of such Third-Party Claim, and (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such Third- Party Claim or ceasing to defend against such Third-Party Claim, such approval not to be unreasonably withheld or delayed, if
(x) as a result of such settlement or ceasing to defend, injunctive or other equitable relief would be imposed against the Indemnified Party or (y) in the case of a settlement, the Indemnified Party would not thereby receive from the claimant an unconditional release from all further liability in respect of such Third-Party Claim. After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such Third-Party Claim, the Indemnifying Party shall not be liable hereunder to indemnify any Person for any Legal Expenses subsequently incurred in connection therewith except as provided below. If the Indemnifying Party does not assume sole control over the defense or settlement of such Third-Party Claim as provided in this Section 8.2(d) within a reasonable period of time, or, after assuming such control, fails to defend against such Third-Party Claim (it being agreed that settlement of such Third-Party Claim does not constitute such a failure to defend), the Indemnified Party shall have the right (as to itself) to defend and, upon obtaining the written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed, settle the claim in such manner as it may deem appropriate, and the Indemnifying Party shall promptly reimburse the Indemnified Party therefor in accordance with (and to the extent provided for (subject to, and not disregarding, the provisos to Section 8.2(a)) in) Section 8.2(a) or (b), as appropriate. Notwithstanding the foregoing provisions of this Section 7.2(d), the Indemnified Party shall have the right at all times to take over and assume the control (as to itself) of the defense or settlement of any Third-Party Claim; provided, however, that in such event (x) the Indemnifying Party shall cease to have any obligation under Section 8.2(a) or (b), as the case may be, in respect of such Third-Party Claim and (y) all Losses resulting from such Third-Party Claim will not be considered for purposes of determining whether the Liberty Sub Basket Amount or the Holdings Basket Amount, as the case may be, has been exceeded. The Indemnifying Party shall not be liable under this Section 8.2 for any settlement or compromise effected without its consent.

         (e) The Indemnified Party and the Indemnifying Party shall each cooperate (and shall each cause its Affiliates to cooperate) with the other in the defense of any Third-Party Claim pursuant to Section 8.2(d). Without limiting the generality of the foregoing, each such Person shall furnish the other such Person with such documentary or other evidence as is then in its or any of its Affiliates' possession as may reasonably be requested by the other Person for the purpose of defending against any such Third-Party Claim.

         (f) Upon payment of any amount pursuant to any Indemnification Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all of the Indemnified Party's rights of recovery against any third party with respect to the matters to which such Indemnification Claim relates.

         (g) The rights and remedies of Holdings and Liberty and Liberty Sub under this Section 8.2 are exclusive and in lieu of any and all other rights and remedies which Holdings or Liberty and Liberty Sub, as the case may be, may have against the other, under this Agreement or otherwise, (i) with respect to (x) the inaccuracy of any representation, warranty, certification or other statement made (or deemed made) by Liberty and Liberty Sub or Holdings in or pursuant to this Agreement, the Liberty Sub Disclosure Letter, the Holdings Disclosure Letter or any Ancillary Instrument or (y) any breach of, or failure to perform or comply with, any covenant or agreement set forth in this Agreement or in any Ancillary Instrument or (ii) with respect to the transactions contemplated by this Agreement. All claims for indemnification must be asserted, if at all, in good faith and in accordance with the provisions of Section 8.2(c) hereof and, to the extent applicable to such claims, within the relevant time period set forth in the last sentence of Section 8.1 hereof.

         (h) If at any time subsequent to the receipt by an Indemnified Party of an indemnity payment hereunder, such Indemnified Party (or any Affiliate thereof) receives any recovery, settlement or other similar payment with respect to the Loss for which it received such indemnity payment (the "Recovery"), such Indemnified Party shall promptly pay to the Indemnifying Party an amount equal to the amount of such Recovery, less any expense incurred by such Indemnified Party (or its Affiliates) in connection with such Recovery, but in no event shall any such payment exceed the amount of such indemnity payment.

         (i) Any payment made by Holdings or Liberty and Liberty Sub pursuant to this Section 8.2 shall be deemed an adjustment in the purchase price.


                                    ARTICLE 9

                                   TERMINATION

         9.1 Termination of Agreement. This Agreement may be terminated at any time on or prior to the Closing:

         (a)  by the mutual written consent of Liberty Sub and Holdings;

         (b) by either Liberty Sub or Holdings, if the Closing has not taken place byJune 30, 1999 and the terminating party is not in material breach of its obligations hereunder; or

         (c) by either Liberty Sub or Holdings, if any court or governmental body of competent jurisdiction in the United States shall have issued an order, stay, judgment or decree, or taken any other action, permanently prohibiting the transactions contemplated by this Agreement, and such order, stay, judgment, decree, or other action, shall have become final and non-appealable.

         If Liberty Sub, Liberty or Holdings shall terminate this Agreement pursuant to the foregoing provisions of this Section 9.1, such termination shall be effected by written notice to the other party specifying the provision pursuant to which such termination is made.

         9.2 Liabilities Upon Termination. Except for the terms of Section 11.2 hereof (and, to the extent relevant thereto, the terms of Sections 8.2, 11.4, 11.5, 11.6, 11.7, 11.14, 11.16, 11.17 and 11.19 hereof), which shall survive any termination of this Agreement, upon the termination of this Agreement pursuant to Section 9.1 hereof this Agreement shall forthwith become null and void, and no party hereto or any of its officers, directors, employees, agents, consultants, stockholders or principals shall have any rights, liabilities or obligations hereunder or with respect hereto; provided, however, that nothing contained in Section 9.1 or this Section 9.2 shall (i) relieve any party from liability for any willful failure to comply with any covenant or agreement contained herein (and the terms of Sections 8.2, 11.4, 11.5, 11.6, 11.7, 11.14, 11.16, 11.17 and 11.19 hereof shall apply to any such failure) or (ii) affect the LOI, which shall survive any termination of this Agreement in accordance with the LOI's terms and conditions.


                                   ARTICLE 10

                        EMPLOYEE AND CERTAIN TAX MATTERS

         10.1 Liberty Sub Employee Matters.

         (a) (i) Liberty Sub shall, after notifying Holdings of its intent thereto and after first allowing Holdings to be present at and to participate during or in connection with such notification (if Holdings desires), provide all current Liberty Sub employees involved in the Liberty Sub Business with all appropriate notification of the sale of the Liberty Sub Business and the termination of each such employee's employment with Liberty Sub as a result thereof.

               (ii) Holdings shall have no obligation to hire any of Liberty Sub's current or former employees involved in the Liberty Sub Business. Holdings shall have the right to review all employment records and files of the Liberty Sub involving the Liberty Sub Business, and to interview current Liberty Sub employees involved in the Liberty Sub Business for employment after the Closing Date Any employee of Liberty Sub involved in the Liberty Sub Business who commences employment with Holdings is referred to herein as a "Liberty Sub Transferred Employee."

         (b) Each employee benefit plan, fund, policy or arrangement established or maintained by Holdings or its Affiliates for Liberty Sub Transferred Employees ("Holdings Plan") shall grant credit to each Liberty Sub Transferred Employee for all service on or prior to the Closing Date with Liberty Sub or any predecessor or Affiliate of Liberty Sub, for all purposes; provided, however, that credit for such service shall not be required for any purpose under any post-retirement medical or life insurance plan or for purposes of benefit accrual under a "defined benefit plan", within the meaning of Section 3(35) of ERISA; and provided further, that any Holdings Plan may be designed to offset, or otherwise avoid duplication of, any benefits to which a Liberty Sub Transferred Employee is entitled under any comparable Liberty Sub Benefit Plan on or prior to the Closing.

         (c) Effective as of the Closing, Holdings shall establish or maintain a group health plan which shall cover all Liberty Sub Transferred Employees and their family members who immediately prior to the Closing were covered under any group health plan maintained by Liberty Sub. Any such group health plan established or maintained by Holdings shall (i) waive any waiting period, (ii) waive any exclusion or limitation for preexisting conditions which were covered (generally and/or specifically as to any individual) under any group health plan maintained by Liberty Sub prior to the Closing and (iii) grant credit (for purposes of annual deductibles, co-payments and out-of-pocket limits) for any covered claims incurred or payments made prior to the Closing Date during the plan year in which the Closing Date occurs.

         (d) Liberty Sub's 401(k) Plan shall be amended, if necessary, to permit Liberty Sub Transferred Employees to receive a distribution of their accounts under such plan within a reasonable period following the Closing Date to the extent permitted by law. Holdings' 401(k) Plan shall be amended, if necessary, to accept rollovers of such distributions from Liberty Sub's 401(k) Plan (in cash) for electing Liberty Sub Transferred Employees to the extent such distributions are eligible for rollover treatment under Section 402 of the Code, and Holdings will accept all such rollovers.

         (e) Holdings will assume and satisfy Liberty Sub's liability with respect to all incurred and unpaid vacation pay to which Liberty Sub Transferred Employees are entitled, if any, as of the Closing Date, either by providing such employees with their eligible paid vacation time or a payment in lieu thereof consistent with Holdings' past practices. The Liberty Sub Transferred Employees will receive credit for past service with Liberty Sub and its Affiliates in determining the amount of paid vacation to which they may become entitled after the Closing Date in accordance with Holdings' vacation policies in effect from time to time.

         (f) Liberty Sub shall remain liable for and shall pay all short-term disability benefits payable to any Liberty Sub Transferred Employee with respect to any illness or injury which occurred or existed on or prior to the Closing Date. Holdings shall be liable for and shall pay all short-term disability benefits payable to any Liberty Sub Transferred Employee with respect to any illness or injury which occurred or existed on or after the Closing Date in accordance with the terms of any applicable Holdings employee benefit plan.

         (g) Liberty Sub shall be responsible for providing long-term disability benefits to any current or former employees of Liberty Sub who are receiving long-term disability benefits as of the Closing in accordance with the terms of Liberty Sub's long-term disability plan and to any employees on short-term disability leave as of the Closing who subsequently qualify for long-term disability benefits.

         (h) Liberty Sub shall be responsible for any covered claims incurred by any Liberty Sub Transferred Employee under Liberty Sub's medical or dental plans prior to the Closing in accordance with the terms of such plans. Holdings shall be responsible for any claims incurred by any Liberty Sub Transferred Employee participating in Holdings' medical or dental plans after the Closing, to the extent such claims are covered by, and in accordance with the terms of, Holdings' plans.

         (i) Liberty Sub shall be responsible for providing continuation of group health coverage required by Section 4980B of the Code or Sections 601 through 608 of ERISA ("COBRA") to any current or former employees of Liberty Sub or any "qualified beneficiary" (within the meaning of Section 4980B of the Code) of any such current or former employee who has incurred a "qualifying event" (within the meaning of Section 4980B of the Code) under any Liberty Sub Benefit Plan on or prior to the Closing. Holdings shall not require, recommend or encourage any Liberty Sub Transferred Employee to elect continuation of coverage under a Liberty group health plan pursuant to COBRA. Holdings shall be responsible for providing COBRA coverage to any Liberty Sub Transferred Employee or any "qualified beneficiary" of a Liberty Sub Transferred Employee who incurs a "qualifying event" under any Holdings Benefit Plan after the Closing.

         (j) Liberty Sub shall be responsible for providing any post-retirement medical and life insurance benefits to any employees or former employees of Liberty Sub (and their family members) in accordance with the terms of Liberty Sub's Plans, if applicable.

         (k) Liberty Sub shall be responsible for any workers compensation claims which are reported or incurred by any Liberty Sub Transferred Employee prior to the Closing Date. Holdings shall be responsible for any workers compensation claims which are incurred by any Liberty Sub Transferred Employee on or after the Closing Date.

         (l) With respect to any other Liberty Sub Benefit Plans not specifically addressed in this Article 10, including but not limited to pension plans, deferred compensation plans, incentive plans, bonus plans, equity-based compensation plans, severance and fringe benefit plans, Liberty Sub shall retain all liability for benefits accrued or expenses incurred on or prior to the Closing Date for any Liberty Sub Transferred Employee and Holdings shall have no liability therefor.

         (m) The parties agree that, to the extent permissible under applicable law (i) Holdings shall be a successor employer with respect to the Liberty Sub Transferred Employees for purposes of the Federal Insurance Contributions Act, as codified at 26 U.S.C. ss.ss. 3101-3128 and the Federal Unemployment Tax Act, as codified at 26 U.S.C. ss.ss. 3301-3311, and (ii) to the extent that Holdings elects, it shall be treated as a successor employer under any applicable state unemployment compensation laws. Liberty Sub and Holdings agree to provide each other with such wage, tax and other information as may reasonably be required for those purposes.

         (n) Liberty Sub shall, upon the request of Holdings, deliver such documents, personnel or benefit information and other information in its possession, as may be necessary or desirable from time to time for the administration, analysis and operation of the Holdings Plans. Such documents and information may be provided at such times and in such form (including any electronic media) as may reasonably be requested by either party.

         10.2 Holdings Employee Matters.

         (a) (i) Holdings shall, after notifying Liberty Sub of its intent thereto and after first allowing Liberty Sub to be present at and to participate during or in connection with such notification (if Liberty Sub desires), provide all current Holdings employees involved in the Holdings Business with all appropriate notification of the sale of the Holdings Business and the termination of each such employee's employment with Holdings as a result thereof.

         (ii) Liberty Sub shall have no obligation to hire any of Holdings current or former employees involved in the Holdings Business. Liberty Sub shall have the right to review all employment records and files of Holdings involving the Holdings Business, and to interview current Holdings employees involved in the Holdings Business for employment after the Closing Date. Any employee of Holdings involved in the Holdings Business who commences employment with Liberty Sub (or one or more Affiliates of Liberty Sub designated by Liberty) is referred to herein as a "Holdings Transferred Employee."

         (b) Each employee benefit plan, fund, policy or arrangement established or maintained by Liberty Sub or its Affiliates for Holdings Transferred Employees ("Liberty Sub Plan") shall grant credit to each Holdings Transferred Employee for all service on or prior to the Closing Date with Holdings or any predecessor or Affiliate of the foregoing, for all purposes; provided, however, that credit for such service shall not be required for any purpose under any post-retirement medical or life insurance plan or for purposes of benefit accrual under a "defined benefit plan", within the meaning of Section 3(35) of ERISA; and provided further, that any Liberty Sub Plan may be designed to offset, or otherwise avoid duplication of, any benefits to which a Holdings Transferred Employee is entitled under any comparable Holdings Benefit Plan on or prior to the Closing.

         (c) Effective as of the Closing, Liberty Sub shall establish or maintain a group health plan which shall cover all Holdings Transferred Employees and their family members who immediately prior to the Closing were covered under any group health plan maintained by Holdings. Any such group health plan established or maintained by Liberty Sub shall (i) waive any waiting period, (ii) waive any exclusion or limitation for preexisting conditions which were covered (generally and/or specifically as to any individual) under any group health plan maintained by Holdings prior to the Closing and (iii) grant credit (for purposes of annual deductibles, co-payments and out-of-pocket limits) for any covered claims incurred or payments made prior to the Closing Date during the plan year in which the Closing Date occurs.

         (d) Holdings' 401(k) Plan shall be amended, if necessary, to permit Holdings Transferred Employees to receive a distribution of their accounts under such plan within a reasonable period following the Closing Date. Liberty Sub's 401(k) Plan shall be amended, if necessary, to accept rollovers of such distributions from Holdings' 401(k) Plan (in cash) for electing Holdings Transferred Employees to the extent such distributions are eligible for rollover treatment under Section 402 of the Code, and Liberty Sub will accept all such rollovers.

         (e) Liberty Sub will assume and satisfy Holdings' liability with respect to all incurred and unpaid vacation pay to which Holdings Transferred Employees are entitled, if any, as of the Closing Date, either by providing such employees with their eligible paid vacation time or a payment in lieu thereof consistent with Liberty Sub's past practices. Liberty Sub will give the Holdings Transferred Employees credit for past service with Holdings and its Affiliates in determining the amount of paid vacation to which they may become entitled after the Closing Date, in accordance with Liberty Sub's vacation policies in effect from time to time.

         (f) Holdings shall remain liable for and shall pay all short-term disability benefits payable to any Holdings Transferred Employee with respect to any illness or injury which occurred or existed on or prior to the Closing Date. Liberty Sub shall be liable for and shall pay all short-term disability benefits payable to any Holdings Transferred Employee they each hire with respect to any illness or injury which occurred or existed on or after the Closing Date in accordance with the terms of any applicable Liberty Sub employee benefit plan.

         (g) Holdings shall be responsible for providing long-term disability benefits to any current or former employees of Holdings who are receiving long-term disability benefits as of the Closing in accordance with the terms of Holdings' long-term disability plan and to any employees on short-term disability leave as of the Closing who subsequently qualify for long-term disability benefits.

         (h) Holdings shall be responsible for any covered claims incurred by any Holdings Transferred Employee under Holdings' medical, dental or vision plans prior to the Closing in accordance with the terms of such plans. Liberty Sub shall be responsible for any claims incurred by any Holdings Transferred Employee participating in Liberty Sub's medical, dental or vision plans after the Closing, to the extent such claims are covered by, and in accordance with the terms of, Liberty Sub's plans.

         (i) Holdings shall be responsible for providing COBRA coverage to any current or former employee of Holdings or any "qualified beneficiary" (within the meaning of Section 4980B of the Code) of any such current or former employee who has incurred a "qualifying event" (within the meaning of Section 4980B of the Code) under any Holdings Benefit Plan on or prior to the Closing. Liberty Sub shall not require, recommend or encourage any Holdings Transferred Employee to elect continuation of coverage under a Holdings group health plan pursuant to COBRA. Liberty Sub shall be responsible for providing COBRA coverage to any Holdings Transferred Employee or any "qualified beneficiary" of a Holdings Transferred Employee who incurs a "qualifying event" under any Liberty Sub Benefit Plan after the Closing.

         (j) Holdings shall be responsible for providing any post-retirement medical and life insurance benefits to any employees or former employees of Holdings (and their family members) in accordance with the terms of Holdings' Plans, if applicable.

         (k) Holdings shall be responsible for any workers compensation claims which are reported or incurred by any Holdings Transferred Employee prior to the Closing Date. Liberty Sub shall be responsible for any workers compensation claims which are incurred by any Holdings Transferred Employee on or after the Closing Date.

         (l) With respect to any other Holdings Benefit Plans not specifically addressed in this Article 10, including but not limited to pension plans, deferred compensation plans, incentive plans, bonus plans, equity-based compensation plans, severance and fringe benefit plans, Holdings shall retain all liability for benefits accrued or expenses incurred on or prior to the Closing Date for any Holdings Transferred Employee and Liberty Sub shall have no liability therefor.

         (m) The parties agree that, to the extent permissible under applicable law (i) Liberty Sub shall be a successor employer with respect to the Holdings Transferred Employees for purposes of the Federal Insurance Contributions Act, as codified at 26 U.S.C. ss.ss. 3101-3128 and the Federal Unemployment Tax Act, as codified at 26 U.S.C. ss.ss. 3301-3311, and (ii) to the extent that Liberty Sub elects, it shall be treated as a successor employer under any applicable state unemployment compensation laws. Holdings, on the one hand, and Liberty Sub on the other, agree to provide each other with such wage, tax and other information as may reasonably be required for those purposes.

         (n) Holdings shall, upon the request of Liberty Sub deliver such documents, personnel or benefit information and other information in their possession, as may be necessary or desirable from time to time for the administration, analysis and operation of the Liberty Sub Plans. Such documents and information may be provided at such times and in such form (including any electronic media) as may reasonably be requested by either party.

         10.3 Certain Tax Matters. All federal, state, local and other transfer, sales and use Taxes imposed upon the transfer to Liberty Sub (or one or more Affiliates of Liberty Sub as designated by Liberty) of the Holdings Acquired Assets or to Holdings of the Liberty Sub Acquired Assets as contemplated by this Agreement will be shared equally by Liberty Sub on the one hand and Holdings on the other.


                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 Exclusivity of Representations; Reliance on Representations.

         (a) THE REPRESENTATIONS AND WARRANTIES MADE BY LIBERTY SUB AND LIBERTY AND HOLDINGS, RESPECTIVELY, IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES, OF LIBERTY SUB, LIBERTY AND HOLDINGS RESPECTIVELY. LIBERTY SUB, LIBERTY AND HOLDINGS EACH HEREBY DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE BY LIBERTY SUB, LIBERTY OR ANY OTHER PERSON TO HOLDINGS OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR BY HOLDINGS OR ANY OTHER PERSON TO LIBERTY SUB, LIBERTY, ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OF ANY DOCUMENTATION OR OTHER INFORMATION IN

CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         (b) Holdings represents and warrants to Liberty Sub and Liberty that in making its decision to enter into this Agreement it is not relying on any information provided or statements made by Liberty Sub, Liberty or any of their respective agents, representatives, employees or affiliates other than the specific representations and warranties made by Liberty Sub and Liberty in this Agreement.

         (c) Liberty Sub and Liberty jointly and severally represent and warrant to Holdings that in making their decision to enter into this Agreement they are not relying on any information provided or statements made by Holdings or any of their respective agents, representatives, employees or affiliates other than the specific representations and warranties made by Holdings in this Agreement.

         11.2 Expenses. Except as expressly set forth in this Section 11.2 and
Section 10.3 and Section 11.13, regardless of whether the Closing occurs, each party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, accounting and legal fees incurred in connection herewith. Nothwithstanding the foregoing, the fees of all filings required under the HSR Act in connection with the transactions contemplated by this Agreement and the Ancillary Instruments will be shared equally by the parties.

         11.3 Further Assurances; Bulk Transfer. Subject to Section 9.1 hereof, from time to time prior to, at and after the Closing Date, without the payment of any additional consideration except as otherwise set forth in this Agreement, each party hereto will execute all such instruments and take all such actions as the other party shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement. The parties hereby waive compliance with the provisions of any applicable bulk sales law of any jurisdiction in connection with the transactions contemplated hereby and no representation, warranty or covenant contained in this Agreement shall be deemed to have been breached as a result of such non-compliance.

         11.4 Notices. Notices and other communications provided for herein shall be in writing (which shall include notice by facsimile transmission) and shall be delivered or mailed (or if by facsimile communications equipment of the sending party hereto, delivered by such equipment), addressed as follows:

         If to Liberty Sub or Liberty:
                         Liberty Group Operating, Inc.
                         3000 Dundee Road

                         Northbrook, Illinois  60062
                         Attn: Kenneth L. Serota
         with a copy to:

                         Katten Muchin & Zavis
                         525 W. Monroe Street
                         Suite 1600
                         Chicago, Illinois  60661
                         Attn: Kenneth W. Miller

         If to Holdings:

                         Newspaper Holdings, Inc.
                         3800 Colonnade Parkway, Suite 450
                         Birmingham, Alabama 35243
                         Attention: President

         with a copy to:

                         Thomas B. Henson
                         6100 Fairview Road
                         Suite 650
                         Charlotte, North Carolina  28210
                         Telecopier: (704) 643-4482

or to such other address as a party may from time to time designate in writing in accordance with this section. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         11.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties, except that Liberty Sub and Liberty and Holdings may assign any or all of their respective rights and obligations hereunder to any of their Affiliates without the consent of the other parties; provided, that any such assignment shall not relieve Liberty Sub or Liberty or Holdings, as the case may be, from any liability hereunder.

         11.6  Construction.

         (a) Unless otherwise expressly specified herein, (i) defined terms in the singular shall also include the plural and vice versa, (ii) the words "hereof", "herein", "hereunder" and other similar words refer to this Agreement as a whole, (iii) Article, Section and Exhibit references in this Agreement are to Articles of, Sections of and Exhibits to this Agreement and (iv) words of any gender (masculine, feminine, neuter) mean and include correlative words of the other genders.

         (b) The captions in this Agreement are for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         (c) All references to "days" shall be to calendar days unless business days are specified.

         (d) Unless the context otherwise requires, (i) "or" is not exclusive and (ii) "including" means "including but not limited to" and "including without limitation".

         (e) As used herein, the phrases "date of this Agreement" and "date hereof" and any other phrases of similar import shall mean July 1, 1999 (regardless, with respect to representations and warranties, of the date or time as of which such representations and warranties are made or deemed to have been made or as of which the accuracy or inaccuracy thereof is measured or determined).

         11.7 Law Governing. THIS AGREEMENT IS INTENDED AS A CONTRACT UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LOCAL LAW OF THE STATE OF DELAWARE, INCLUDING WITHOUT LIMITATION AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY, ENFORCEABILITY AND PERFORMANCE.

         11.8 Waiver of Provisions. The provisions, terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party hereto waiving compliance. The failure of any party hereto at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party hereto of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         11.9 Counterparts. This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that such parties are not signatory to the same counterpart.

         11.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior agreements between them relating to the Subject matter hereof, excluding Section 8 of the LOI (which shall remain in full force and effect in accordance with its terms and conditions), and may not be amended or modified except by a written agreement signed by Holdings and Liberty.

         11.11 Access to Books and Records.

         (a) After the Closing, Holdings shall, upon Liberty Sub's request from time to time, and upon reasonable notice, in connection with the preparation by Liberty Sub or its Affiliates of Tax returns, audited financial statements incorporating the Holdings Newspapers and the Holdings Business and all requisite securities law filings (including, but not limited to, a Form 8-K filing, if required, with respect to the transactions contemplated by this Agreement), and the initiation or defense of litigation with third parties involving Holdings Assumed Liabilities, (i)(A) provide to the officers and other authorized representatives of Liberty Sub, and its Affiliates reasonable access, during normal business hours, to any and all premises, properties, files, books, records, documents and other information (including, but not limited to, workpapers in the possession of current and former accountants of the Holdings Newspapers) relating to the Liberty Sub Business with respect to the period prior to the Closing (including, but not limited to, with respect to liabilities for Taxes included in the computation of Holdings Net Working Capital, Holdings Tax Records), (B) cause its officers to furnish to Liberty Sub and its authorized representatives any and all financial, technical and operating data and other information (including, but not limited to, workpapers in the possession of current and former accountants of the Holdings Newspapers) pertaining to the Liberty Sub Business with respect to the period prior to the Closing, and (C) make available to Liberty Sub, and its authorized representatives personnel of Holdings to consult with such personnel and (ii) make available for inspection and copying by Liberty Sub at Liberty Sub's expense true and complete copies of any documents relating to the foregoing. In exercising their rights under the foregoing provisions of this Section 11.11(a), Liberty Sub, and its representatives shall not interfere with the normal operations of the Liberty Sub Business. Holdings shall retain the files, books, records and documents relating to the Liberty Sub Business for at least six years after the Closing Date. In addition, after the Closing, upon Liberty Sub's request from time to time, Holdings shall use its best efforts to cause each of the Persons from whom Holdings acquired the Holdings Newspapers and their Affiliates and predecessors to (i) provide to the officers and other authorized representatives (including, but not limited to, accountants) of Liberty Sub and its Affiliates reasonable access, during normal business hours, to any and all files, books, records, documents, financial and operating data and other information (including, but not limited to, workpapers in the possession of current and former accountants of the Holdings Papers) relating to the Holding Newspapers and the Holdings Business (collectively, the "Historical Books and Records"), (ii) cause its officers to furnish to, or make available for inspection and copying, at Liberty Sub's expense, by, Liberty Sub and its Affiliates and their authorized representatives (including, but not limited to, accountants) true and complete copies of all such Historical Books and Records, and (iii) make available to Liberty Sub and its Affiliates and their authorized representatives its personnel to consult with such representatives, in each case in connection with, and as necessary in relation to, the preparation by Liberty Sub and its Affiliates of audited financial statements incorporating the Holdings Newspapers and the Holdings Business and all requisite securities law filings (including, but not limited to, a Form 8-K filing, if required, with respect to the transactions contemplated by this Agreement)

         (b) After the Closing, Liberty Sub shall, upon Holdings' request from time to time, and upon reasonable notice, in connection with the preparation by Holdings or its Affiliates of Tax returns and the initiation or defense of litigation with third parties involving Liberty Sub Assumed Liabilities, (i)(A) provide to the officers and other authorized representatives of Holdings and its Affiliates reasonable access, during normal business hours, to any and all premises, properties, files, books, records, documents and other information relating to the Holdings Business with respect to the period prior to the Closing (including, with respect to liabilities for Taxes included in the computation of Liberty Sub Net Working Capital, Liberty Sub Tax Records, (B) cause its officers to furnish to Holdings and their authorized representatives any and all financial, technical and operating data and other information pertaining to the Holdings Business with respect to the period prior to the Closing, and (C) make available to Holdings and their authorized representatives personnel of Liberty Sub to consult with such personnel and (ii) make available for inspection and copying by Holdings at Holdings' expense true and complete copies of any documents relating to the foregoing. In exercising their rights under the foregoing provisions of this Section 11.11(b), Holdings and its representatives shall not interfere with the normal operations of the Holdings Business. Liberty Sub shall retain the files, books, records and documents relating to the Holdings Business for at least six years after the Closing Date.

         11.12 Disclosure Letters.

         Any information disclosed in any section of the Liberty Sub Disclosure Letter or the Holdings Disclosure Letter if reasonably related to any other section or sections of the Liberty Sub Disclosure Letter or the Holdings Disclosure Letter, as the case may be, and described in reasonable detail to allow a reasonable person to make the applicable connection to such section, shall be deemed fully disclosed for the purposes of all such applicable sections of the Liberty Sub Disclosure Letter or the Holdings Disclosure Letter, as the case may be. Neither the specification (directly or indirectly by reference to a defined term hereof) of any dollar amount in the representations and warranties set forth in Article 3 or Article 4 or the indemnification provisions of Article 8 nor the inclusion of any items in the Liberty Sub Disclosure Letter or the Holdings Disclosure Letter shall be deemed to constitute an admission by Liberty Sub, Liberty or Holdings, or otherwise imply, that any such amount or such items so included are material for the purposes of this Agreement. The inclusion of, or reference to, any item within any particular section of the Liberty Sub Disclosure Letter or the Holdings Disclosure Letter does not constitute an admission by either Liberty Sub, Liberty or Holdings that such item meets any or all of the criteria set forth in this Agreement for inclusion in such section of the Liberty Sub Disclosure Letter or the Holdings Disclosure Letter, as the case may be.

         11.13 Cooperation.

         (a) From and after the Closing, Holdings will cooperate with Liberty Sub in the investigation, defense or prosecution of any action, suit, proceeding or other litigation, at law or in equity, which is pending or threatened against Liberty Sub or Liberty or any of their Affiliates and which relates to the Liberty Sub Business or the Liberty Newspapers. Without limiting the generality of the foregoing, Holdings will make available its employees engaged in the Liberty Sub Business to give depositions or testimony and will furnish all documentary or other evidence in each case as Liberty Sub may reasonably request. Liberty Sub shall reimburse Holdings for all reasonable and necessary out-of-pocket expenses incurred in connection with the performance of its obligations under this Section 11.13(a).

         (b) From and after the Closing, Liberty Sub and Liberty will cooperate with Holdings in the investigation, defense or prosecution of any action, suit, proceeding or other litigation, at law or in equity, which is pending or threatened against Holdings or any of its Affiliates and which relates to the Holdings Business or the Holdings Newspapers. Without limiting the generality of the foregoing, Liberty Sub and Liberty will make available its employees engaged in the Holdings Business to give depositions or testimony and will furnish all documentary or other evidence in each case as Holdings may reasonably request. Holdings shall reimburse Liberty Sub and Liberty for all reasonable and necessary out-of-pocket expenses incurred in connection with the performance of its obligations under this Section 11.13(b).

         11.14 No Third Party Beneficiary. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         11.15 Insurance.

         (a) Holdings acknowledges that all insurance policies maintained by Liberty Sub and its Affiliates with respect to the Liberty Sub Business and Liberty Sub Acquired Assets will be terminated effective on the Closing Date.

         (b) Liberty Sub acknowledges that all insurance policies maintained by Holdings and its Affiliates with respect to the Holdings Business and Holdings Acquired Assets will be terminated effective on the Closing Date.

         11.16 No Presumption. With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof or referred to herein, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument Subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument Subject hereto.

         11.17 Severability. To the fullest extent that they may effectively do so under applicable law, the parties hereto hereby waive any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect. Such parties further agree that any provision of this Agreement which, notwithstanding the preceding sentence, is rendered or held invalid, illegal or unenforceable in any respect in any jurisdiction shall be ineffective, but such ineffectiveness shall be limited as follows: (i) if such provision is rendered or held invalid, illegal or unenforceable in such jurisdiction only as to a particular Person or Persons or under any particular circumstance or circumstances, such provision shall be ineffective, but only in such jurisdiction and only with respect to such particular Person or Persons or under such particular circumstance or circumstances, as the case may be; (ii) without limitation of clause (i), such provision shall in any event be ineffective only as to such jurisdiction and only to the extent of such invalidity, illegality or unenforceability, and such invalidity, illegality or unenforceability in such jurisdiction shall not render invalid, illegal or unenforceable such provision in any other jurisdiction; and (iii) without limitation of clause (i) or (ii), such ineffectiveness shall not render invalid, illegal or unenforceable this Agreement or any of the remaining provisions hereof. Without limitation of the preceding sentence, (A) it is the intent of the parties hereto that, in the event that in any court proceeding, such court determines that any provision of this Agreement is illegal, invalid or unenforceable in any jurisdiction to any extent, such court shall have the power to, and shall, (1) modify such provision (including by limiting the Persons against whom, or the circumstances under which, such provision shall be effective in such jurisdiction) for purposes of such proceeding to the minimum extent necessary so that such provision, as so modified, may then be enforced in such proceeding and (2) enforce such provision, as so modified pursuant to clause (1), in such proceeding and (B) upon any determination that any provision of this Agreement is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of such parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

         11.18 Affiliates; Subsidiaries. References in this Agreement to "Affiliates" or "Subsidiaries" of a specified Person refer to, and include, only other Persons which from time to time constitute "Affiliates" or "Subsidiaries", as the case may be, of such specified Person, and do not include, at any particular time, other Persons that may have been, but at such time have ceased to be, "Affiliates" or "Subsidiaries", as the case may be, of such specified Person.

         11.19 Announcements. None of the parties hereto will (and each such party will cause its Affiliates not to) issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior written consent of the other parties, except as and to the extent that such party or any of its Affiliates determines in good faith that it is so obligated by law or stock exchange rules, in which case such party shall use reasonable efforts to give notice to the other parties in advance of such party's or its Affiliate's intent to make such announcement or issue such press release and the parties hereto shall use reasonable efforts to cause a mutually agreeable release or announcement to be issued.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                      LIBERTY GROUP OPERATING, INC.


                                      By:______________________________
                                      Its: Authorized Representative


                                      LIBERTY GROUP PENNSYLVANIA HOLDINGS, INC.


                                      By:______________________________
                                      Its: Authorized Representative


                                      NEWSPAPER HOLDINGS, INC.


                                      By:______________________________
                                      Its: Authorized Representative

                                    EXHIBIT A

         For purposes of the Agreement to which this EXHIBIT A is attached (the "Agreement"), the following terms shall have the following meanings:

         "Affiliate" means, as to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with, such specified Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "ERISA Affiliate" shall mean, with respect to any specified Person, any other Person which is treated as a single employer with such specified Person under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

         "Environmental Laws" means all federal, state and local laws, regulations, ordinances and rules of common law relating to environmental matters, including those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses, or injuries resulting from the release or threatened release of Hazardous Substances and the generation, use, storage, transportation, or disposal of Hazardous Substances in any manner applicable to Holdings or Liberty Sub or its respective assets, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Toxic Substances Control Act of 1976 (15 U.S.C. ss.ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss.ss. 300f-ss.ss. 300j-11 et seq.), and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss.ss. 1101 et seq.), each as heretofore amended and supplemented, or any analogous present federal, state or local statutes, rules, and regulations promulgated thereunder or pursuant thereto, and any other present law, ordinance, rule, regulation, permit, order, or directive addressing environmental, safety or health issues, of or by the federal government, any state or political subdivision thereof, or any agency, court, or body of the federal government or any state or political subdivision thereof.

         "GAAP" means generally accepted United States accounting principles, applied on a consistent basis.

         "Hazardous Substances" means (a) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "medical waste," "toxic pollutants," "contaminants," "pollutants," "toxic substances," or words of similar import under any applicable Environmental Law, (b) any oil, petroleum, petroleum product or petroleum derived substance, any flammable substances or explosives, any radioactive materials, (c) asbestos and asbestos containing materials in any form which is or could become friable, and (d) radon gas, urea formaldehyde, lead-based paint, dielectric fluid, and polychlorinated biphenyls.

         "Holdings Business" shall mean the business and the operation of Holdings Newspapers, including without limitation the publication of such newspapers.

         "Holdings Copyrights" shall mean all copyrights, including copyrights for printed matter, databases, software, CD/ROM discs, software and CD/ROM disc source codes, copyright registrations and all pending applications for copyright registration owned by Holdings and used primarily in connection with the Holdings Business, including those items described in Part A of Section 1.2(b)(iii) of the Holdings Disclosure Letter.

         "Holdings Disclosure Letter" means the Disclosure Letter, dated the date of the Agreement, delivered to Liberty Sub.

         "Holdings Equipment" shall mean all machinery, presses, equipment, furniture, computer equipment (including software), fixtures, furnishings, toolings, parts and other items of tangible personal property owned or leased by Holdings and used primarily in the operation of the Holdings Business.

         "Holdings Intangible Property" shall mean: (i) the Holdings Copyrights;
(ii) the Holdings Trademarks; (iii) the Holdings Trade Secrets; and (iv) all goodwill, if any, associated therewith.

         "Holdings Material Adverse Effect" means any material adverse changes in, or material adverse effect on, (i) the operations, results of operations or condition (financial or otherwise) of Holdings or the Holdings Business or (ii) the Holdings Acquired Assets taken as a whole.

         "Holdings Motor Vehicles" shall mean all motor vehicles owned by Holdings and used primarily in the operation of the Holdings Business, including those listed in Section 1.2(b)(i) of the Disclosure Letter.

         "Holdings Net Working Capital" shall mean an amount equal to current assets included within the Holdings Acquired Assets, minus current liabilities included within the Holdings Assumed Liabilities, in each case calculated in accordance with GAAP and past practice and applied on a basis consistent with the Holdings Balance Sheet, including the exceptions to GAAP listed in Part A of
Section 4.6 of the Holdings Disclosure Letter, except for purposes of determining Holdings Net Working Capital:

         (a) newsprint inventory shall be valued at $600 per metric tonne without the inclusion of any additional costs or fees;

         (b) prepaid insurance and other prepaid expenses, to the extent Liberty Sub will not receive a dollar for dollar monetary benefit after the Closing, will not be included;

         (c) accounts receivable that are not collected on or prior to the 90th day after the Closing will not be included;

         (d) current liabilities shall include an accrual for the vacation pay liability assumed by Liberty Sub pursuant to Section 10.2; and

         (e) current liabilities shall include deferred subscription revenue.

         "Holdings Permitted Liens" means (i) Liens for Taxes not yet due and payable, that are payable without penalty or that are being contested in good faith and for which adequate reserves have been taken, (ii) Liens arising or resulting from any action taken by Liberty Sub or any of its Affiliates, (iii) Liens created by, arising out of or specifically contemplated by the Agreement,
(iv) Liens identified as Holdings Permitted Liens in the Holdings Disclosure Letter, (v) materialmen's, mechanics', workmen's, repairmen's, employees' or other similar Liens arising in the course of construction or in the ordinary course of operations or maintenance in each such case securing obligations which are not delinquent or are being contested in good faith and for which adequate reserves have been taken or securing obligations which are bonded in a reasonable manner, (vi) zoning restrictions, easements, licenses or other restrictions on the use of real property or other minor irregularities in title thereto, so long as the same do not, individually or in the aggregate, materially interfere with or impair the use of such real property in the manner normally used, and (vii) Liens arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith if adequate reserves with respect thereto have been established and are being maintained and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review.

         "Holdings Real Property" shall mean Holdings' fee simple, leasehold or other interest in all real property used in the Holdings Business including the real property listed in Section 1.2(b)(x) of the Holdings Disclosure Letter and all buildings, improvements and fixtures thereon, together with all strips and gores, rights of way, easements, privileges and appurtenances pertaining thereto, including any right, title and interest of Holdings in and to any street adjoining any portion of the Holdings Real Property.

         "Holdings Records" shall mean files and records, including schematics, technical information and engineering data, programming information, correspondence, books of account, employment records, customer files, purchase and sales records an correspondence, advertising records, files and literature, and other written materials of Holdings relating primarily to the Holdings Acquired Assets, or the Holdings Business; provided, however, that Holdings Records shall not mean or include the corporate minute books and stock records of Holdings and any shares of capital stock of Holdings nor shall they include any communications that do not relate primarily to the Holdings Acquired Assets or the Holdings Business that are currently protected from disclosure by Holdings by virtue of the attorney-client privilege.

         "Holdings Trade Secrets" shall mean all formulae, processes, procedures, designs, ideas, research records, inventions, records of inventions, test information, technical information, marketing know-how, proprietary information, know-how, and trade secrets (and all related manuals, books, files, journals, models, instructions, patterns, drawings, blueprints, plans, designs specifications, equipment lists, parts lists, descriptions, data, art work, software, computer programs and source code data related thereto including all current and historical data bases) owned, used or held for use by Holdings primarily in connection with the Holdings Newspapers or the Holdings Business.

         "Holdings Trademarks" shall mean all of those trade names, trademarks, service marks, slogans, logos, trademark and service mark registrations and trademark and service mark applications owned, used, held for use, licensed by or leased by Holdings relating primarily to the Holdings Newspapers or the Holdings Business, but including those items described in Part B of Section 1.2(b)(iii) of the Holdings Disclosure Letter.

         "Income Taxes" means Taxes in the nature of income or franchise taxes, including interest, penalties and additions to tax with respect thereto.

         "Indebtedness" means, with respect to Holdings or Liberty Sub, as the case may be, (a) all indebtedness of such party for borrowed money, whether current or funded, secured or unsecured, (b) all indebtedness of such party for the deferred purchase price of any assets or services, (c) all indebtedness of such party created or arising under any conditional sale or other title retention agreement with respect to property acquired by such party (even though the rights and remedies of such party or lender under such agreement in the event of a default may be limited to repossession or sale of such property), (d) all indebtedness of such party secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations of such party under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such party is liable as lessee, (f) any liability of such party in respect of banker's acceptances or letters of credit, (g) any indebtedness, whether or not assumed by such party, secured by liens on property acquired by such party at the time of acquisition thereof and (h) all guaranties by such party of the obligations, indebtedness or liabilities of any other Person or which such party has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

         "Knowledge of Holdings" or "Holdings' Knowledge" (or words of similar import) means the actual knowledge of any of the officers or directors of Holdings.

         "Knowledge of Liberty Sub" or "Liberty Sub's Knowledge" (or words of similar import) means the actual knowledge of any of the officers or directors of Liberty or Liberty Sub.

         "Legal Requirements" means all governmental statutes, ordinances, codes and regulations.

         "Liberty Sub Business" shall mean the business and operations of the Liberty Newspapers, including without limitation the publication of the Liberty Newspapers.

         "Liberty Sub Copyrights" shall mean all copyrights, including copyrights for printed matter, databases, software, CD/ROM discs, software and CD/ROM disc source codes, copyright registrations and all pending applications for copyright registration owned by Liberty Sub and used primarily in connection with the Liberty Sub Business, including those items described in Part A of
Section 1.2(a)(iii) of the Liberty Sub Disclosure Letter.

         "Liberty Sub Disclosure Letter" means the Disclosure Letter, dated the date of the Agreement, delivered to Holdings.

         "Liberty Sub Equipment" shall mean all machinery, presses, equipment, furniture, computer equipment (including software), fixtures, furnishings, toolings, parts and other items of tangible personal property owned or leased by Liberty Sub, as the case may be, and used primarily in the operation of the Liberty Sub Business.

         "Liberty Sub Intangible Property" shall mean: (i) the Liberty Sub Copyrights; (ii) the Liberty Sub Trademarks; (iii) the Liberty Sub Trade Secrets' and (iv) all goodwill, if any, associated therewith.

         "Liberty Sub Material Adverse Effect" means any material adverse changes, in, or material adverse effect on (i) the operations, results of operation or conditions (financial or otherwise) of Liberty Sub or the Liberty Sub Business or (ii) the Liberty Sub Acquired Assets taken as a whole.

         "Liberty Sub Motor Vehicles" shall mean all motor vehicles owned by Liberty Sub and used primarily in the operation of the Liberty Sub Business, including those listed in Section 1.2(a)(i) of the Disclosure Letter.

         "Liberty Sub Net Working Capital" shall mean an amount equal to current assets included within the Liberty Sub Acquired Assets, minus current liabilities included within the Liberty Sub Assumed Liabilities, in each case calculated in accordance with GAAP and past practice and applied on a basis consistent with the Liberty Sub Balance Sheet, including the exceptions to GAAP listed in Part A of Section 3.6 of the Liberty Sub Disclosure Letter, except for purposes of determining Liberty Sub Net Working Capital.

         (a) newsprint inventory shall be valued at $600 per metric tonne without the inclusion of any additional costs or fees;

         (b) prepaid insurance and other prepaid expenses, to the extent Holdings will not receive a dollar for dollar monetary benefit after the Closing, will not be included;

         (c) accounts receivable that are not collected on or prior to the 90th day after the Closing will not be included;

         (d) current liabilities shall include an accrual for the vacation pay liability assumed by Holdings pursuant to Section 10.1; and

         (e) current liabilities shall include deferred subscription revenue.

         "Liberty Sub Permitted Liens" means (i) Liens for Taxes not yet due and payable, that are payable without penalty or that are being contested in good faith and for which adequate reserves have been taken, (ii) Liens arising or resulting from any action taken by Holdings, or any of its Affiliates, (iii) Liens created by, arising out of or specifically contemplated by the Agreement,
(iv) Liens identified as Liberty Sub Permitted Liens in the Liberty Sub Disclosure Letter, (v) materialmen's, mechanics', workmen's, repairmen's, employees' or other similar Liens arising in the course of construction or in the ordinary course of operations or maintenance in each such case securing obligations which are not delinquent or are being contested in good faith and for which adequate reserves have been taken or securing obligations which are bonded in a reasonable manner, (vi) zoning restrictions, easements, licenses or other restrictions on the use of real property or other minor irregularities in title thereto or Liens thereon, so long as the same do not, individually or in the aggregate, materially interfere with or impair the use of such real property in the manner normally used, and (vii) Liens arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith if adequate reserves with respect thereto have been established and are being maintained and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review.

         "Liberty Sub Real Property" shall mean Liberty Sub's fee simple, leasehold or other interest in the real property listed in Section 1.2(a)(x) of the Liberty Sub Disclosure Letter and all buildings, improvements and fixtures thereon, together with all strips and gores, rights of way, easements, privileges and appurtenances pertaining thereto, including any right, title and interest, in and to any street adjoining any portion of the Liberty Sub Real Property.

         "Liberty Sub Records" shall mean files and records, including schematics, technical information and engineering data, programming information, correspondence, books of account, employment records, customer files, purchase and sales records and correspondence, advertising records, files and literature, and other written materials of Liberty Sub relating primarily to the Liberty Sub Acquired Assets or the Liberty Sub Business; provided, however, that Liberty Sub Records shall not mean or include the corporate minute books and stock records of Liberty Sub, and any shares of capital stock of Liberty Sub nor shall they include any communications that do not relate primarily to the Liberty Sub Acquired Assets or the Liberty Sub Business that are currently protected from disclosure by Liberty Sub by virtue of the attorney-client privilege.

         "Liberty Sub Trade Secrets" shall mean all formulae, processes, procedures, designs, ideas, research records, inventions, records of inventions, test information, technical information, marketing know-how, proprietary information, know-how, and trade secrets (and all related manuals, books, files, journals, models, instructions, patterns, drawings, blueprints, plans, designs specifications, equipment lists, parts lists, descriptions, data, art work, software, computer programs and source code data related thereto including all current and historical data bases) owned, used or held for use by Liberty Sub primarily in connection with the Liberty Newspapers.

         "Liberty Sub Trademarks" shall mean all of those trade names, trademarks, service marks, slogans, logos, trademark and service mark registrations and trademark and service mark applications owned, used, held for use, licensed by or leased by Liberty Sub relating primarily to the Liberty Newspapers, excluding the Liberty Sub Trademarks and Logos, but including those items described in Part B of Section 1.2(a)(iii) of the Liberty Sub Disclosure Letter.

         "Lien" means any lien (including any Tax lien), mortgage, security interest, claim, charge, defect in title or other encumbrance.

         "Losses" means all losses, damages, liabilities and claims, and fees , costs and expenses of any kind related thereto.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Ridgway Real Property" means the Liberty Sub Real Property located at, and commonly known as, 240 Main Street, Ridway, Pennsylvania 15933.

         "Subsidiary" means, with respect to any specified Person, any other corporation, partnership, joint venture, association or other entity in respect of which such specified Person directly, or indirectly through one or more other Subsidiaries, both (i) owns not less than a majority of the overall economic equity and (ii) has the power to elect a majority of the board of directors (or individuals serving a function similar to that of a board of directors of a corporation).

                                   SCHEDULE I
                                   ----------

                            Liberty Group Newspapers

                               Corry, Pennsylvania
                               -------------------
                                  Corry Journal
                                Corry Journal TMC

                               Kane, Pennsylvania
                               ------------------
                                 Kane Republican

                           Punxsutawney, Pennsylvania
                           --------------------------
                                County Neighbors
                             The Punxsutawney Spirit
                          The (Punxsutawney) Spirit TMC

                             Ridgeway, Pennsylvania
                             ----------------------
                               The Ridgeway Record
                                   Shop-Right

                            Saint Mary's Pennsylvania
                            -------------------------
                                 The Daily Press
                               The Daily Press TMC

                            Titusville, Pennsylvania
                            ------------------------
                                Titusville Herald
                              Titusville Herald TMC

                              Warren, Pennsylvania
                              --------------------
                               Warren County Guide

                                   SCHEDULE II
                                   -----------

                              Community Newspapers

                                Moberly, Missouri
                                -----------------
                              Moberly Monitor Index

                                Joplin, Missouri
                                ----------------
                                   Big Nickel

                                Oswego, New York
                                ----------------
                               The Palladium Times
                              Community Preview TMC

                               Beatrice, Nebraska
                               ------------------
                               Beatrice Daily Sun
                                   Plug Nickel
                                     Sunland
                                  Weekend Extra

                            Donaldsonville, Lousiana
                            ------------------------
                            The Donaldsonville Chief
                                The Cajun Gazette
                                 The Bayou Extra

                               Bastrop, Louisiana
                               ------------------
                            The Bastrop Daily Express
                                    The Extra

                                  Pratt, Kansas
                                  -------------
                                The Pratt Tribune
                               Barber County Index
                                 St. Johns News
                               Kiowa County Signal
                              Sunflower Shopper TMC